                                                                     Exhibit 2.1


                              COMBINATION AGREEMENT


                                  by and among


                               PENTON MEDIA, INC.,

                             D-M ACQUISITION CORP.,

                              PITTWAY CORPORATION,

                       DONOHUE MEEHAN PUBLISHING COMPANY,

                               WILLIAM C. DONOHUE

                                       and

                                 JOHN J. MEEHAN

                                TABLE OF CONTENTS


                                                                                                               Page

1        DEFINITIONS..............................................................................................1

2        THE COMBINATION.........................................................................................11
         2.1      The Merger.....................................................................................11
         2.2      The Closing....................................................................................11
         2.3      Actions at the Closing; Effective Time.........................................................12
         2.4      Effect of Merger...............................................................................12
                  (a)        General.............................................................................12
                  (b)        Articles of Incorporation...........................................................12
                  (c)        Bylaws..............................................................................12
                  (d)        Directors and Officers..............................................................12
                  (e)        Conversion of D-M Shares............................................................13
                  (f)        Conversion of Capital Stock of Combination Subsidiary...............................14
                  (g)        Contingent Cash Payment(s)..........................................................14
                  (h)        Guarantee of Value..................................................................17
                  (i)        Closing of Transfer Records.........................................................20
                  (j)        Delivery of Merger Consideration to Public Official.................................20
                  (k)        Lost, Stolen or Destroyed Certificates..............................................20
                  (l)        Transferability Restriction.........................................................20
                  (m)        Plan of Merger......................................................................20

3        REPRESENTATIONS AND WARRANTIES OF PENTON ...............................................................20
         3.1      Penton and Combination Subsidiary Organization and Qualification...............................20
         3.2      Penton and Combination Subsidiary Authority Relative to This Agreement.........................21
         3.3      Penton Constituent Instruments/Capitalization..................................................22
         3.4      Subsidiaries...................................................................................23
         3.5      Financial Statements...........................................................................23
         3.6      Absence of Undisclosed Liabilities.............................................................24
         3.7      No Material Adverse Change.....................................................................24
         3.8      Litigation.....................................................................................24
         3.9      Brokerage......................................................................................24
         3.10     Employees; Retiree Welfare Benefit Liabilities.................................................24
         3.11     Compliance with Laws; Permits; Certain Operations..............................................24
         3.12     Affiliate Transactions.........................................................................25
         3.13     Tax Status of Spinoff; Tax Matters Related to the Merger.......................................25

4        REPRESENTATIONS AND WARRANTIES OF THE D-M SHAREHOLDERS..................................................25
         4.1      D-M Organization and Qualification.............................................................26
         4.2      Authority Relative to This Agreement...........................................................26
         4.3      Investment.....................................................................................27



         4.4      D-M Constituent Instruments/Capitalization.....................................................27
         4.5      Subsidiaries...................................................................................28
         4.6      Title to Assets................................................................................28
         4.7      Sufficiency of Assets..........................................................................28
         4.8      Financial Statements...........................................................................28
         4.9      Absence of Undisclosed Liabilities.............................................................29
         4.10     No Material Adverse Change.....................................................................29
         4.11     Litigation.....................................................................................29
         4.12     Brokerage......................................................................................29
         4.13     Employees; Retiree Welfare Benefits Liabilities................................................29
         4.14     Compliance with Laws; Permits; Certain Operations..............................................29
         4.15     Affiliate Transactions.........................................................................30
         4.16     Tax Status of Merger...........................................................................30

5        REPRESENTATIONS AND WARRANTIES OF PITTWAY...............................................................30
         5.1      Organization and Qualification.................................................................30
         5.2      Authority Relative to This Agreement...........................................................30
         5.3      Brokerage......................................................................................31
         5.4      Affiliate Transactions.........................................................................31

6        CONDUCT OF BUSINESS PENDING THE MERGER..................................................................32
         6.1      Conduct of Penton Business Pending the Merger..................................................32
         6.2      Conduct of D-M Business Pending the Merger.....................................................33

7        ADDITIONAL AGREEMENTS...................................................................................35
         7.1      Access and Information; Corporate Records; Confidentiality.....................................35
         7.2      Registration Rights; Certain Filings...........................................................36
                  (a)        Demand Registration.................................................................36
                  (b)        Piggyback Registrations.............................................................37
                  (c)        Registration Covenants..............................................................38
                  (d)        Holdback Agreements.................................................................39
                  (e)        Indemnification Relating to Registrations...........................................40
                  (f)        Resale Restrictions.................................................................42
                  (g)        Obligation of the D-M Shareholders to Supply Information............................43
                  (h)        Obligation of Penton to Supply Information..........................................43
                  (i)        Obligation to Deliver Certain Filings...............................................44
         7.3      Other Necessary Action; Further Assurance......................................................44
         7.4      Certain Tax Matters............................................................................45
         7.5      No Negotiations, etc...........................................................................46
         7.6      Expenses.......................................................................................47
         7.7      Indemnification and Hold Harmless Agreements...................................................47
                  (a)        Penton Indemnification Provisions for Benefit of the D-M
                             Shareholders........................................................................47

                  (b)        D-M Shareholders Indemnification Provisions for Benefit of
                             Penton and Combination Subsidiary...................................................47
                  (c)        Pittway Indemnification Provisions for Benefit of Penton............................48
                  (d)        Penton Indemnification Provisions for Benefit of Pittway............................49
                  (e)        D-M Shareholders Indemnification Provisions for Benefit of
                             Pittway.............................................................................50
                  (f)        Matters Involving Third Parties.....................................................50
                  (g)        Determination of Adverse Consequences...............................................51
                  (h)        Determination of Indemnification Remedies...........................................51
                  (i)        Limitations.........................................................................51
                  (j)        Basket for Certain Indemnification Claims...........................................52
         7.8      Employee Matters...............................................................................52
                  (a)        Employee Benefit Liabilities........................................................52
                  (b)        Penton Pension Plans................................................................53
                  (c)        Penton Employee Welfare Benefit Plans...............................................55
                  (d)        Disputed Employee Benefit Claims....................................................56
                  (e)        Workers' Compensation Claims........................................................56
                  (f)        Penton 1998 Stock Awards Plan.......................................................56
                  (g)        Penton 1998 Director Stock Option Plan..............................................56
                  (h)        Penton SERP.........................................................................56
                  (i)        Coverage of Surviving Corporation's Employees.......................................57
         7.9      Update of Disclosure Letters...................................................................57
         7.10     Agreement Regarding Distribution of Penton Common on Certain
                  Pittway Shares.................................................................................57
         7.11     Agreement Regarding Transitional Services......................................................58
         7.12     Agreement Regarding Post-Spinoff Tax Returns and Other Post-
                  Spinoff Tax Matters............................................................................58
         7.13     D-M Shareholders Non-Compete, Non-Solicitation.................................................59
         7.14     Penton Directors...............................................................................60
         7.15     Post-Effective Time Cash Contributions/Return..................................................60
         7.16     Post-Effective Time Receivables Collection.....................................................61

8        CONDITIONS..............................................................................................62
         8.1      Conditions to Obligations of Each Party........................................................62
         8.2      Additional Conditions to Obligations of D-M and the D-M
                  Shareholders...................................................................................64
         8.3      Additional Conditions to Obligations of Penton and Combination
                  Subsidiary.....................................................................................67
         8.4      Additional Conditions to Obligation of Pittway.................................................69

9        TERMINATION, AMENDMENT AND WAIVER.......................................................................71
         9.1      Termination....................................................................................71
         9.2      Effect of Termination..........................................................................71
         9.3      Amendment......................................................................................72

         9.4      Waiver.........................................................................................72

10       GENERAL PROVISIONS......................................................................................72
         10.1     Survival of Representations and Warranties.....................................................72
         10.2     Public Statements..............................................................................73
         10.3     Designation of D-M Shareholders as Representative..............................................73
         10.4     Notices........................................................................................73
         10.5     Interpretation.................................................................................74
         10.6     Severability...................................................................................75
         10.7     Disputes.......................................................................................75
         10.8     Jurisdiction and Service of Process............................................................76
         10.9     Miscellaneous..................................................................................77

                                    EXHIBITS

         Exhibit A -    Articles of Incorporation of Combination Subsidiary

         Exhibit B -    By-Laws of Combination Subsidiary

         Exhibit C -    Post-Spinoff Amended and Restated Certificate of
                        Incorporation of Penton

         Exhibit D -    Post-Spinoff Bylaws of Penton

         Exhibit E -    Form of Employment Agreement between Donohue and Penton

         Exhibit F -    Form of Employment Agreement between Meehan and Penton

                               DISCLOSURE LETTERS

         Penton Disclosure Letter Captions

                  Authority
                  Capitalization
                  Joint Ventures
                  Liabilities
                  Litigation
                  Compliance with Laws
                  Affiliate Transactions
                  Taxes
                  Possible Dispositions

         D-M Shareholders Disclosure Letter Captions

                  Authority
                  Security Interests
                  Sufficiency of Assets
                  Liabilities
                  Litigation
                  Compliance with Laws
                  Affiliate Transactions

         Pittway Disclosure Letter Captions

                  Authority
                  Affiliate Transactions

                              COMBINATION AGREEMENT


                  COMBINATION AGREEMENT dated as of May 21, 1998 (this "AGREEMENT"), by and among Penton Media, Inc., a Delaware corporation ("PENTON"), D-M Acquisition Corp., an Illinois corporation ("COMBINATION SUBSIDIARY") that is a wholly-owned direct subsidiary of Penton, Pittway Corporation, a Delaware corporation ("PITTWAY") of which Penton is a wholly-owned direct subsidiary, Donohue Meehan Publishing Company, an Illinois Corporation ("D-M"), and William C. Donohue ("DONOHUE") and John J. Meehan ("MEEHAN") (collectively, the "D-M SHAREHOLDERS"), the owners of all of the outstanding capital stock of D-M. Penton, Combination Subsidiary, Pittway, D-M and the D-M Shareholders are referred to collectively herein as the "PARTIES."

                  Penton and the D-M Shareholders desire to cause a business combination of D-M with Penton through the merger of D-M with and into Combination Subsidiary in which the D-M Shareholders receive stock of Penton, cash and additional contingent consideration, on the terms set forth in this Agreement. The combination is contingent upon the distribution of all of the outstanding capital stock of Penton to the stockholders of Pittway (the "SPINOFF") and also upon the other conditions set forth in this Agreement.

                  The Parties intend (a) that the Spinoff qualify as a tax-free (to Pittway and the stockholders of Pittway) distribution under the provisions of Section 355 of the Code (as defined herein) and (b) that the merger of D-M with and into Combination Subsidiary constitute a "reorganization" within the meaning of Section 368(a) of the Code.

                  Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

                  "ADJUSTED D-M LIABILITIES" means the payables and accrued liabilities of D-M that exist immediately prior to the Effective Time that are then recorded (or required to be recorded in accordance with D-M's historic practice as reflected in the D-M Financial Statements) on the books of D-M, exclusive of any such payables and accrued liabilities related to Business Information Products for which revenues would not be recognized until after the Effective Time under D-M's historic practice as reflected in the D-M Financial Statements.

                  "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, interest, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, reasonable expenses and fees (including reasonable attorneys' fees), and court costs. In calculating any damage or loss claimed to have been suffered by any D-M Shareholder for purposes of Section 7.7: (i) no account shall be taken of the effect of the occurrence, act, omission or state of facts underlying such claim on the value of the shares of Penton Common to which such damage or loss relates except to the extent such effect is reflected in the market price of such shares at the time of such claim, whether or not such effect is foreseeable or determinable at the time of such claim; (ii) such damage or loss shall include any decline in the market price of the shares of Penton Common to which such damage or loss relates that is attributable to any Penton indemnification with respect to such damage or loss; and (iii) any payment (in cash or shares of Penton Common) to such D-M Shareholder pursuant to
Section 2.4(h) for or with respect to the shares of Penton Common to which such damage or loss relates shall be taken into account.

                  "ADVERSE D-M CHANGE" means any change since December 31, 1997, other than a change contemplated in this Agreement, which has an adverse effect on the business (taking into account prospects), financial condition, assets or results of operations of D-M.

                  "ADVERSE PENTON CHANGE" means any change since December 31, 1997, other than a change contemplated in this Agreement, which has an adverse effect on the business (taking into account prospects), financial condition, assets or results of operations of Penton and its Subsidiaries, considered as whole.

                  "AFFILIATE" means, with respect to any Person, any Person controlling, controlled by or under common control with such Person. In any event, each D-M Shareholder shall be deemed to be an Affiliate of the other D-M Shareholder and of D-M, and D-M shall be deemed to be an Affiliate of each D-M Shareholder.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504 (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

                  "ARTICLES OF MERGER" has the meaning set forth in Section 2.3.

                  "AVERAGE MARKET PRICE" during any period means (i) the numerical average of the closing prices of Penton Common on the principal securities exchange or trading system on which such security is then traded on the days during such period on which Penton Common is traded thereon; or (ii) if Penton Common is not traded on a securities exchange or trading system during such period, the numerical average of the last quoted sale prices (or, if not so quoted, the averages of the high bid and low asked prices) of Penton Common in the over-the-counter market on the days during such period for which such prices are available; or (iii) if Penton Common is not traded on a securities exchange or trading system or in the over-the-counter market during such period, the market value of Penton Common at the midpoint of such period, as determined by an investment banking firm of recognized standing that is not an investment banking firm of Penton or any of its Affiliates jointly retained by Penton and the D-M Shareholders (or, if they are unable to agree on the choice of such a firm, a firm selected by lot from four such firms that are willing to serve, two of which shall be designated by Penton and two of which shall be designated by the D-M Shareholders).

                  "BUSINESS INFORMATION PRODUCT" means a magazine, special issue, catalogue, directory, newsletter, card deck, electronic/internet product, trade show, exposition, conference or ancillary product.

                  "CLOSING" has the meaning set forth in Section 2.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

                  "COMBINATION SUBSIDIARY" has the meaning set forth in the preface to this Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality and Non-Disclosure Agreement dated August 15, 1997 between Penton, Donohue and Meehan.

                  "CONTINGENT CASH PAYMENT" has the meaning set forth in Section 2.4(g)(i).

                  "CONTROL" means direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each and all other classes of stock (for purposes of which ownership shall not include voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent).

                  "CONTROL GROUP LIABILITY" means any joint and several Liability imposed by law on entities that are Affiliates of each other.

                  "CORPORATE RECORDS" means books, ledgers, files, correspondence, lists, Tax Returns, declarations of estimated Tax, contracts, commitments and records (whether stored in written form, on computer disks, on microfiche or other medium).

                  "COVERED PENTON EMPLOYEES/DEPENDENTS" means individuals who are, immediately prior to the Effective Time, employees or former employees of Penton and its then or former Subsidiaries (other than former Subsidiaries Saddlebrook Resorts,

Inc., Saddlebrook International Tennis, Inc., C&A Investments, Inc. and Pittway Real Estate, Inc., each a Florida corporation) and their respective predecessors, and their spouses and eligible dependents.

                  "CURTIN & PEASE" means Curtin & Pease/Peneco, Inc., a Florida corporation.

                  "DEFINED BENEFIT PLAN" has the meaning set forth in Section 3(35) of ERISA.

                  "DEFINED CONTRIBUTION PLAN" has the meaning set forth in
Section 3(34) of ERISA.

                  "DELAWARE CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended from time to time.

                  "DEMAND REGISTRATION" has the meaning set forth in Section 7.2(a).

                  "DISTRIBUTED D-M ACCOUNTS RECEIVABLE" has the meaning set forth in Section 6.2

                  "D-M" has the meaning set forth in the preface to this Agreement.

                  "D-M COMMON STOCK" means Common Stock - Series A, without par value, of D-M.

                  "D-M FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.8.

                  "D-M INSIDERS" has the meaning set forth in Section 4.15.

                  "D-M OWNERSHIP FRACTION" means, with respect to each D-M Shareholder, the fraction of which the numerator is the number of shares of D-M Common Stock outstanding immediately prior to the Effective Time owned by such D-M Shareholder and the denominator is the total number of shares of D-M Common Stock outstanding immediately prior to the Effective Time.

                  "D-M SHAREHOLDERS" has the meaning set forth in the preface to this Agreement.

                  "D-M SHAREHOLDERS DISCLOSURE LETTER" has the meaning set forth in Section 4.2.

                  "DONOHUE" has the meaning set forth in the preface to this Agreement.

                  "EFFECTIVE TIME" has the meaning set forth in Section 2.3.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in
Section 3(2) of ERISA.

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in
Section 3(1) of ERISA.

                  "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 8.1(o).

                  "EQUITY INFORMATION" means Equity Information Exchange Limited, a U.K. corporation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXISTING PENTON SUBSIDIARIES" means Combination Subsidiary, Curtin & Pease, Equity Information, Index, Penton Media and Service Exhibitions.

                  "FIRST REFERENCE PERIOD" means the period of thirty days following the Penton 1999 Earnings Release Date.

                  "GOVERNMENTAL ACTIONS" means all authorizations, consents, approvals, waivers, exceptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, by or in respect of, any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" means any United States (federal, state or local) or non-United States governmental Person, authority or agency, court or regulatory commission or stock exchange or other self-regulatory body, whether governmental or private.

                  "GUARANTEED AVERAGE MARKET PRICE" means $29.0 million divided by the number of Merger Shares.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "ILLINOIS CORPORATION LAW" means the Business Corporation Act of 1983 of the State of Illinois, as amended from time to time.

                  "INDEX" means Independent Exhibitions Limited, a U.K. corporation.

                  "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, business names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software (and any source code thereto), data and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, techniques, research and development information, software products in development, drawings, specifications, designs, plans, manuals, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, (h) rights to register or apply for registration of any of the foregoing, (i) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and
(j) other rights with respect to any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE" means actual knowledge.

                  "KNOWLEDGE OF PENTON" means Knowledge of any of Thomas L. Kemp, Daniel J. Ramella and Preston L. Vice, without independent investigation.

                  "KNOWLEDGE OF PITTWAY" means Knowledge of any of King Harris, Paul R. Gauvreau and Edward J. Schwartz, without independent investigation.

                  "KNOWLEDGE OF THE D-M SHAREHOLDERS" means Knowledge of either of the D-M Shareholders, after due inquiry of Joyce K. Drndak, D-M's current Office Manager, and Ted Joseph, D-M's current accountant, but without any other independent investigation.

                  "LETTER OF INTENT" means the Letter of Intent dated November 21, 1997 by and among Penton and the D-M Shareholders.

                  "LIABILITY" means any liability of any nature (whether known or unknown, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, asserted or unasserted, choate or inchoate, due or to become due, or otherwise), including any liability for Taxes.

                  "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the financial condition, assets, business, or results of operations of such Person. When used with respect to Penton, Material Adverse Effect means a Material Adverse Effect on Penton and its Subsidiaries considered as a whole; and when used with respect to Pittway, Material Adverse Effect means a Material Adverse Effect on Pittway and the Post-Spinoff Pittway Subsidiaries considered as a whole.

                  "MEEHAN" has the meaning set forth in the preface to this Agreement.

                  "MERGER" has the meaning set forth in Section 2.1.

                  "MERGER SHARES" means the shares of Penton Common issued to the D-M Shareholders pursuant to Section 2.4(e)(ii)(A).

                  "1989 MERGER AGREEMENT" has the meaning set forth in Section 7.10.

                  "OLD PITTWAY" has the meaning set forth in Section 7.10.

                  "ORDINARY COURSE OF BUSINESS" with respect to any Person(s) means the ordinary course of business of such Person(s) consistent with past custom and practice of such Person(s) (including with respect to quantity and frequency).

                  "OUTSTANDING EFFECTIVE TIME SHARES" means the number of shares of Penton Common to be outstanding immediately after the Effective Time, including the Merger Shares. It is expressly understood, however, that neither shares contingently issuable under Section 2.4(h), shares issuable under employee benefit plans as contemplated in Section 7.8, shares issuable under options, warrants or other agreements, arrangements or commitments set forth under the caption "Capitalization" in the Penton Disclosure Letter nor shares issuable in connection with acquisitions referred to in the final paragraph of
Section 6.1 shall be counted as shares of Penton Common that are outstanding for purposes of determining the Outstanding Effective Time Shares.

                  "PARTIES" has the meaning set forth in the preface to this Agreement.

                  "PENTON " has the meaning set forth in the preface to this Agreement.

                  "PENTON COMMON" means Common Stock, par value $.01 per share, of Penton.

                  "PENTON DISCLOSURE LETTER" has the meaning set forth in
Section 3.2.

                  "PENTON FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.5.

                  "PENTON 401(K) PLAN" has the meaning set forth in Section 7.8(b).

                  "PENTON INSIDERS" has the meaning set forth in Section 3.12.

                  "PENTON MEDIA" means Penton Media Limited, a U.K. corporation.

                  "PENTON 1998 DIRECTOR STOCK OPTION PLAN" means a stock option plan under which non-employee directors of Penton may be awarded options to purchase Penton Common.

                  "PENTON 1998 STOCK AWARDS PLAN" means an equity awards plan (and programs thereunder) similar to the Pittway Corporation 1990 Stock Awards Plan, as amended (and Pittway's programs thereunder), except that such plan may include a special performance-related compensation program for Penton's top executive officers.

                  "PENTON 1999 EARNINGS RELEASE DATE" means the date on which Penton publicly releases its financial results for calendar year 1999.

                  "PENTON PENSION PLAN" has the meaning set forth in Section 7.8(b).

                  "PENTON RETIREE LIFE INSURANCE" means the Penton Retiree Life Insurance Benefit portion of the Basic Group Life, Optional Life and AD&D Plan for Employees of Pittway Corporation.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                  "PIGGYBACK REGISTRATION" has the meaning set forth in Section 7.2(b).

                  "PITTWAY" has the meaning set forth in the preface to this Agreement.

                  "PITTWAY BLUE CHIP PLAN" means the Pittway Corporation Blue Chip Profit Sharing and Savings Plan, as amended.

                  "PITTWAY DISCLOSURE LETTER" has the meaning set forth in
Section 5.2.

                  "PITTWAY 501(C)(9) TRUST" means the Pittway Corporation Welfare Benefits Trust.

                  "PITTWAY INSIDERS" has the meaning set forth in Section 5.4.

                  "PITTWAY RETURNS" has the meaning set forth in Section 7.12.

                  "PITTWAY SALARIED PLAN" means the Pittway Corporation Retirement Plan for Salaried Employees, as amended.

                  "POST-SPINOFF PITTWAY SUBSIDIARIES" means the Subsidiaries of Pittway immediately after the consummation of the Spinoff.

                  "REGISTRATION EXPENSES" means all expenses incident to Penton's performance of or compliance with Sections 7.2(a), (b) and (c), as applicable, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Penton and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Penton. Registration Expenses shall not include fees and disbursements of counsel for the holders of Registrable Shares or fees and disbursements of any other Persons retained by the holders of Registrable Shares.

                  "REGISTRABLE SHARES" means (i) the Merger Shares and (ii) any Penton Common issued or issuable with respect to the shares described in (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; provided that in the event either D-M Shareholder transfers as a block in a transaction exempt from registration under the Securities Act all of the Merger Shares issued to him, such Merger Shares shall not thereupon cease to be Registrable Shares, but shall thereafter continue to be subject to the foregoing cessation provisions.

                  "RULING" means the private letter ruling dated May 8, 1998 received by Pittway from the IRS to the effect, among others, that the Spinoff will constitute a tax-free (to Pittway and the stockholders of Pittway) distribution under Section 355 of the Code.

                  "SECOND REFERENCE PERIOD" means the period of thirty days ending on the second anniversary of the Effective Time.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, any claim of any third party, or any voting rights of any third party.

                  "SERVICE EXHIBITIONS" means Service Exhibitions Limited, a U.K. corporation.

                  "SPINOFF" has the meaning set forth in the preface to this Agreement.

                  "SUBSIDIARY" means, with respect to any particular parent business entity, any business entity of which such parent business entity and/or one or more business entities which are themselves Subsidiaries of such parent business entity, (i) in the case of a corporation, have the power to vote or direct the voting of sufficient securities to elect a majority of the directors of such corporation and (ii) in the case of all other Persons, own an interest in such Person which permits the owner thereof to control the management of such Person.

                  "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

                  "SURVIVING CORPORATION'S PRE-TAX PROFITS" for any calendar year means the sum of (i) Surviving Corporation's net income for such calendar year PLUS (ii) Surviving Corporation's income Taxes deducted in determining such net income (in the case of calendar year 1998, including D-M's net income (excluding interest income) for the portion of such calendar year prior to the Effective Time and taking into account D-M's income Taxes deducted in determining such net income), determined in accordance with generally accepted accounting principles applied on the same basis as in the preparation of the D-M Financial Statements, subject to the following adjustments and understandings:
(a) depreciation expense will be determined as if there were no writeup of the value of the Surviving Corporation's assets as a result of the Merger, and the goodwill and other intangibles resulting from the Merger will not be amortized;
(b) any funds provided to the Surviving Corporation by Penton, whether as capital or as a loan or advance, will be deemed provided without charge except in the event that the amount of such funds outstanding at any time (net of repayments thereof) exceeds the amount of funds withdrawn from the Surviving Corporation by Penton, other than as payment for products or services provided or as repayment of funds provided, then outstanding (net of repayments thereof) -- in which event such excess will be deemed lent to the Surviving Corporation at an interest rate per annum equal to Penton's blended borrowing rate (or such lower borrowing rate, if any, as is available to the Surviving Corporation on a stand-alone basis from Persons other than the D-M Shareholders or their Affiliates for a borrowing in the same amount) from time to time; (c) to the extent that services of a type D-M currently obtains from an outside supplier (e.g., services of a professional, an insurance broker or a printer) are obtained from Penton, or from another outside supplier, at the direction of Penton or of the Surviving Corporation's Board of Directors, such services will be deemed provided at a cost equal to the lesser of the amount actually charged to D-M for such services or the amount that would have been charged to D-M for such services by D-M's current supplier; (d) to the extent that general and administrative services of Penton's internal staff (e.g., accounting and employee benefits) are provided at the direction of Penton or of the Surviving Corporation's Board of Directors, such services will be deemed provided at a cost equal to the lesser of Penton's allocated cost to provide them or D-M's cost of providing such services under its current operation; provided that so long as Joyce K. Drndak, D-M's current Office Manager, continues to be employed by the Surviving Corporation, accounting services of Penton's internal staff will be deemed provided at no cost; (e) any other business transactions between the Surviving Corporation and Penton or any of its other Subsidiaries or Affiliates will be accounted for on an arm's-length basis; (f) the salary of Donohue and Meehan paid or accrued as Penton executives will be charged to the Surviving Corporation; (g) any amounts paid or accrued under Penton employee benefit plans and programs with respect to Donohue, Meehan and employees of the Surviving Corporation (including, except in the cases of Donohue and Meehan, any such amounts related to equity-based compensation) will be charged to the Surviving Corporation, provided that such charges will not exceed, on a per employee per annum basis, the charges per employee per annum paid or accrued under D-M benefit plans and programs during 1997 and reflected in the D-M Financial Statements; and (h) no part of Penton's general corporate overhead (e.g., the compensation of Penton executives other than Donohue and Meehan, including without limitation the compensation of such executives for serving on Surviving Corporation's board of directors or as its officers), as opposed to Penton's costs specifically related to services performed directly for the Surviving Corporation, will be charged to the Surviving Corporation.

                  "TAX" or "TAXES" means (i) any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, assessment or governmental charge of any kind whatsoever imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not, (ii) liability for the payment of any amounts of the type described in (i) above arising as a result of being (or having been) a member of any Affiliated Group or being (or having been) included or required to be included in any Tax Return related thereto; and
(iii) liability for the payment of any amounts of the type described in (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

                  "TAX RETURN" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "UNCLAIMED PITTWAY SHARES" has the meaning set forth in
Section 7.10.

                  "UNDISCLOSED D-M MATTER" means any fact or circumstance existing as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of D-M which has not been disclosed in this Agreement, the attachments and exhibits hereto, the D-M Shareholders Disclosure Letter (without giving effect to any updating disclosures made by the D-M Shareholders pursuant to
Section 7.9) or the other written information heretofore furnished to Penton and Pittway in connection with the transactions contemplated hereby.

                  "UNDISCLOSED PENTON MATTER" means any fact or circumstance existing as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Penton and its Subsidiaries which has not been disclosed in this Agreement, the attachments and exhibits hereto, the Penton Disclosure Letter or the Pittway Disclosure Letter (in the case of each such disclosure letter, without giving effect to any updating disclosures made by Penton or Pittway pursuant to Section 7.9) or the other written information heretofore furnished to the D-M Shareholders in connection with the transactions contemplated hereby.

                  "UNPAID ADJUSTED D-M LIABILITIES" means, at any time, the then unpaid balance of the Adjusted D-M Liabilities.


                                    ARTICLE 2

                                 THE COMBINATION

                  2.1 THE MERGER. On and subject to the terms and conditions of this Agreement and in accordance with the Illinois Corporation Law, D-M shall merge with and into the Combination Subsidiary (the "MERGER") at the Effective Time. Following the Merger, the separate corporate existence of D-M shall cease and the Combination Subsidiary shall be the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all of the rights and obligations of D-M in accordance with the Illinois Corporation Law.

                  2.2 THE CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties are to take at the Closing itself), or such other date as the Parties may mutually determine (the "CLOSING DATE").

                  2.3 ACTIONS AT THE CLOSING; EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article 8, at the Closing D-M and the Combination Subsidiary shall cause the filing with the Secretary of State of Illinois pursuant to Section 1.10 of the Illinois Corporation Law of executed articles of merger with regard to the Merger meeting the requirements of Section 11.25 of the Illinois Corporation Law (the "ARTICLES OF MERGER"). The Merger shall become effective upon the issuance by the Illinois Secretary of State of a certificate of merger with respect to the Merger (the "EFFECTIVE TIME"). The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either D-M or the Combination Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                  2.4 EFFECT OF MERGER.

                             (a) GENERAL. The Merger shall have the effect set forth in Section 11.50 of the Illinois Corporation Law.

                             (b) ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Combination Subsidiary in effect immediately prior to the Effective Time (attached as EXHIBIT A hereto) shall become the Articles of Incorporation of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation set forth therein shall be changed to Donohue Meehan Publishing Company.

                             (c) BYLAWS. At the Effective Time, the Bylaws of Combination Subsidiary in effect immediately prior to the Effective Time (attached as EXHIBIT B hereto) shall become the Bylaws of the Surviving Corporation, without any modification or amendment, except that the name of the Surviving Corporation set forth therein shall be changed to Donohue Meehan Publishing Company.

                             (d) DIRECTORS AND OFFICERS. At the Effective Time, the directors of the Surviving Corporation shall consist of the following five members: Donohue, Meehan and three other members who shall have been designated by Penton (one of which members designated by Penton shall serve as chairman of the board of directors); and the officers of the Surviving Corporation shall be Donohue as President, Meehan as Executive Vice President and Preston Vice as Secretary; provided that in the event that prior to the Effective Time Donohue or Meehan becomes unable or unwilling to so serve, he shall be replaced by another individual designated by the D-M Shareholders and reasonably agreeable to Penton and in the event that prior to the Effective Time Preston Vice becomes unable or unwilling to serve, he shall be replaced by another individual designated by Penton and reasonably agreeable to the D-M Shareholders.

                             (e) CONVERSION OF D-M SHARES. At and as of the Effective Time:

                                     (i) TREASURY SHARES. Shares of D-M Common
                  Stock held in the treasury of D-M immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                                     (ii) OUTSTANDING SHARES. The shares of D-M
                  Common Stock outstanding immediately prior to the Effective Time held by each D-M Shareholder shall be converted automatically and without any action on the part of such D-M Shareholder into the following rights, subject to the subsequent provisions of this Section 2.4, and shall have no other rights:

                                              (A) the right to receive from
                             Penton shares of Penton Common equal in number to six and seven hundred sixty-seven thousandths percent (6.767%) of the Outstanding Effective Time Shares multiplied by such D-M Shareholder's D-M

                             Ownership Fraction, rounded to the next lower whole number of shares;

                                              (B) the right to receive from
                             Penton cash equal in amount to $7.0 million multiplied by such D-M Shareholder's D-M Ownership Fraction;

                                              (C) the contingent right to
                             receive from Penton additional cash equal in amount to any Contingent Cash Payment that becomes payable pursuant to Section 2.4(g) multiplied by such D-M Shareholder's D-M Ownership Fraction; and

                                              (D) the contingent right to
                             receive from Penton additional cash and/or Penton Common set forth in Section 2.4(h).

After the Effective Time, upon each D-M Shareholder's surrender to Penton of the certificates representing his shares of D-M Common Stock outstanding immediately prior to the Effective Time, duly endorsed for surrender, such D-M Shareholder shall be issued the shares, and paid the cash (without interest), provided for in (ii)(A) and (B) above and shall become entitled to the contingent rights provided for in (ii)(C) and (D) above.

No D-M Common Stock shall be deemed to be outstanding, or to have any rights other than those set forth above in this Section 2.4(e), after the Effective Time. Without limiting the generality of the foregoing, each of the D-M Shareholders waives his right pursuant to Section 11.65 of the Illinois Corporation Law to dissent from the Merger and obtain payment for the shares of D-M Common Stock outstanding immediately prior to the Effective Time held by him.

                             (f) CONVERSION OF CAPITAL STOCK OF COMBINATION SUBSIDIARY. At the Effective Time, each share of Common Stock, par value $0.01 per share, of the Combination Subsidiary shall be converted automatically and without any action on the part of the holder thereof into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                             (g) CONTINGENT CASH PAYMENT(S).

                                     (i) AMOUNT. In the event the Surviving
                  Corporation's Pre-Tax Profits for 1998 exceed $4.0 million, the D-M Shareholders, in the aggregate, shall be entitled to receive from Penton in cash an amount equal to four (4) times the excess of such Pre-Tax Profits over $4.0 million (a "CONTINGENT CASH PAYMENT"). In the event the Surviving Corporation's Pre-Tax Profits for 1999 exceed $4.0 million, the D-M Shareholders, in the aggregate, shall be entitled to receive from Penton in cash an amount equal to (A) five (5) times the excess of such Pre-Tax Profits over $4.0 million, LESS (B) the amount of any payment to which the D-M Shareholders, in the aggregate, became entitled pursuant to the preceding sentence (also a "CONTINGENT CASH PAYMENT"). Notwithstanding the foregoing, (A) neither the amount of any Contingent Cash Payment nor the total amount of Contingent Cash Payments shall exceed $4.0 million; and (B) in the event of the termination, effective as of a date prior to December 31, 1999, of either D-M Shareholder's employment as described in Paragraph 4(a)(iv) or (v) of his Employment Agreement, or in the event of Penton's liquidation (i.e., the sale of all or substantially all of Penton's assets and the distribution of Penton's net assets to its stockholders) effective as of a date prior to December 31, 1999, (I) if such effective date precedes December 31, 1998, the Contingent Cash Payment on account of the Surviving Corporation's Pre-Tax Profits for each of 1998 and 1999 shall be $2.0 million and
                  (II) if such effective date is on or subsequent to December 31, 1998, the Contingent Cash Payment on account of the Surviving Corporation's Pre-Tax Profits for 1999 shall be the excess of $4.0 million over the amount of the Contingent Cash Payment, if any, on account of the Surviving Corporation's Pre-Tax Profits for 1998.

                                     (ii) PAYMENT. The Contingent Cash Payment,
                  if any, on account of the Surviving Corporation's Pre-Tax Profits for a particular calendar year shall be paid promptly after (and in any event within 15 days after) the final determination of such Pre-Tax Profits for such calendar year; provided that any Contingent Cash Payment the amount of which is determined pursuant to clause (B) of the final sentence of
                  (i) above on account of the liquidation of Penton shall be paid at the time of such liquidation.

                                     (iii) DETERMINATION OF SURVIVING
                  CORPORATION'S PRE-TAX PROFITS. Within ninety (90) days after the end of each of calendar year 1998 and calendar year 1999, Penton will deliver to the D-M Shareholders Penton's calculation of Surviving Corporation's Pre-Tax Profits for such calendar year (the "DRAFT CALCULATION"). Penton will (i) make available to the D-M Shareholders and their agents, attorneys and accountants upon reasonable advance notice all records reasonably relating to the Draft Calculation and (ii) allow the D-M Shareholders and their agents, attorneys and accountants upon reasonable advance notice to interview any Penton personnel significantly involved in the preparation of the Draft Calculation regarding the Draft Calculation. If the D-M Shareholders disagree with the computation of Surviving Corporation's Pre-Tax Earnings for the calendar year reflected on the Draft Calculation, the D-M Shareholders may, within 30 days after receipt of the Draft Calculation, deliver a notice (an "OBJECTION NOTICE") to Penton setting forth the D-M Shareholders' objections and, to the extent reasonably possible, Surviving Corporation's Pre-Tax Profits for such calendar year as determined by the D-M Shareholders. Penton and the D-M Shareholders will use reasonable efforts to resolve any disagreements as to the computation of Surviving Corporation's Pre-Tax Profits for such calendar year, but if they do not obtain a final resolution within 30 days after Penton has received the Objection Notice, Penton and the D-M Shareholders will jointly retain an independent accounting firm of recognized national standing that is not a public accountant of Penton or any of its Affiliates (an "INDEPENDENT FIRM") to resolve any remaining disagreements. If Penton and the D-M Shareholders are unable to agree on the choice of an Independent Firm, the choice will be selected by lot from those "big-six" accounting firms that are Independent Firms or, if no "big-six" accounting firm is an Independent Firm or is willing to serve, selected by lot from four Independent Firms that are willing to serve, two of which shall be designated by Penton and two of which shall be designated by the D-M Shareholders. Penton and the D-M Shareholders will direct the chosen Independent Firm to render a determination within 20 days of its retention and Penton and the D-M Shareholders and their respective agents will cooperate with the chosen Independent Firm during its engagement. The chosen Independent Firm will consider only those issues related to the Draft Calculation set forth in the Objection Notice which Penton and the D-M Shareholders have been unable to resolve. The determination of the chosen Independent Firm will be based on and consistent with the definition of Surviving Corporation's Pre-Tax Profits included herein. The determination of the chosen Independent Firm will be conclusive and binding upon Penton and the D-M Shareholders. In any proceeding described above in this paragraph (iii), all of the reasonable costs and expenses of Penton (including reasonable attorneys' fees), all of the reasonable costs and expenses of the D-M Shareholders (including reasonable attorneys' fees) and all costs and expenses of the chosen Independent Firm shall be borne by Penton in the event the Draft Calculation is lower than the amount of Surviving Corporation's Pre-Tax Profits for such calendar year as determined by the chosen Independent Firm; otherwise the D-M Shareholders shall bear all such costs and expenses. It is expressly understood and agreed that monthly operating statements of the Surviving Corporation will not under any circumstances be binding on either Penton or the D-M Shareholders for purposes of calculating Surviving Corporation's Pre-Tax Profits.

                                     (iv)     CONTROL OF SURVIVING CORPORATION.

                                     (A) Until the close of its business on
                  December 31, 1999, the Surviving Corporation will be kept in existence as a wholly-owned subsidiary of Penton, and none of its assets (other than cash) will be transferred to Penton or any of Penton's Affiliates.

                                     (B) Unless an event described in clause (B)
                  of the final sentence of Section 2.4(g) (i) above has occurred, the taking of any of the following actions during 1998 or 1999 shall require the prior written consent of each D-M Shareholder who at the time continues to be employed by the Surviving Corporation:

                                              (I) Surviving Corporation's
                             incurrence of debt for purposes other than for working capital requirements in excess of working capital of D-M at the Effective Time and thereafter generated by the Surviving Corporation;

                                              (II) Surviving Corporation's
                             hiring of any employee (other than to fill a vacancy at the prevailing compensation level) or consultant, or termination (other than for cause) of the employment of any of the persons who are employees of D-M immediately prior to the Effective Time;

                                              (III) Surviving Corporation's
                             change in the salary or bonus of any of its employees;

                                              (IV) Surviving Corporation's
                             institution or termination of, or increase or decrease in benefits under, any employee benefit plan or program (it being understood and agreed that Penton's institution or termination of, or increase or decrease in benefits under, any employee benefit plan or program provided generally to employees of Penton and Surviving Corporation shall not constitute Surviving Corporation's institution or termination of, or increase or decrease in benefits under, any employee benefit plan or program);
                                              (V) Surviving Corporation's
                             development or acquisition of a new Business
                             Information Product or discontinuation or disposition of an existing Business Information Product;

                                              (VI) Surviving Corporation's
                             making of any change to a Business Information Product that is material to such Business Information Product;

                                              (VII) Surviving Corporation's
                             incurrence of expenses outside the ordinary course of D-M's business or inconsistent with D-M's past practice;

                                              (VIII) Surviving Corporation's
                             discontinuation or reduction of its East Coast or Midwest promotion accounts, each $35,000 per year, or, provided such practices do not violate the Foreign Corrupt Practices Act of 1977 or any other applicable law and do not generate unreported income to either D-M Shareholder, Surviving Corporation's alteration of D-M's past practices with respect to such promotion accounts; or

                                              (IX) Surviving Corporation's
                             engaging in any other material transaction;

                  provided that no such written consent (other than with respect to a termination of employment (other than for cause) or a termination of, or decreases in benefits under, any employee benefit plan or program) shall be required if such action would have no adverse effect on Surviving Corporation's Pre-Tax Profits for any remaining calendar year (or portion thereof) during 1998 and 1999 or if the adverse effect of such action on Surviving Corporation's Pre-Tax Profits for each then remaining calendar year (or portion thereof) during 1998 and 1999 can be reliably measured and Penton agrees to exclude such effect from the calculation thereof.

                                     (C) Subject to (A) above, to any contrary
                  provision of either Employment Agreement and to obtaining any consent required by (B) above, Penton, as the sole stockholder of the Surviving Corporation, shall have the power and right to control all aspects of the business and operations of the Surviving Corporation.

                             (h) GUARANTEE OF VALUE.

                                     (i) In the event that either the Average
         Market Price during the First Reference Period or the Average Market Price during the Second Reference Period is less than the Guaranteed Average Market Price, Penton will, on the 15th day after the conclusion of the Second Reference Period (or, if such day is not a business day, on the first business day thereafter), pay to each D-M Shareholder cash in an amount equal to (x) the excess of the Guaranteed Average Market Price over the lower of such Average Market Prices (such excess being referred to as the "SPREAD"), multiplied by (y) the number of Merger Shares issued to such D-M Shareholder (whether or not held by him at the time of payment); provided that the payment made with respect to any Merger Share no longer held by such D-M Shareholder at the end of the preceding day that has been sold by such D-M Shareholder (or by any transferee that acquired such Merger Share from such D-M Shareholder in a transaction not involving a sale) for a gross price, before expenses of sale (including without limitation underwriters discounts or commissions, broker commissions and fees and disbursements of counsel), equal to or exceeding the

         Guaranteed Average Market Price less the Spread shall be limited to the excess of the Guaranteed Average Market Price over such gross price (and thus, for example, no payment shall be made with respect to any such Merger Share so sold for a gross price equal to or exceeding the Guaranteed Average Market Price); and further provided that if and to the extent the total amount payable to any D-M Shareholder, or to the D-M Shareholders in the aggregate, would, in the reasonable judgment of the D-M Shareholders or Penton, cause the Merger not to constitute a "reorganization" within the meaning of Section 368(a) of the Code, then, at the election of the D-M Shareholders (provided such election is received by Penton at least five (5) business days prior to the due date for payment of such cash) or at the election of Penton (provided such election is given to the D-M Shareholders by Penton at least two
         (2) business days prior to the due date for payment of such cash), Penton will substitute for a portion of such cash shares of Penton Common (valued at the Average Market Price during the Second Reference Period) to the extent necessary to avoid such result (provided that no fractional share of Penton Common shall be issued to either D-M Shareholder, but in lieu thereof Penton shall pay to such D-M Shareholder an amount in cash equal to the product of such fractional share multiplied by the Average Market Price during the Second Reference Period).

                                     (ii) Each D-M Shareholder agrees to provide
         to Penton, by 10:00 a.m., Cleveland, Ohio time on the due date for any payment to him pursuant to (i) above, a written certification identifying each sale of a Merger Share by him (or by any transferee that acquired any Merger Share from him in a transaction not involving a sale) prior to such date and the gross price for which such Merger Share was sold, together with evidence supporting such certification reasonably satisfactory to Penton. To expedite Penton's review of such certification and evidence, each D-M Shareholder agrees to provide to Penton, within 5 days after the conclusion of the Second Reference Period, a written certification identifying each sale of a Merger Share by him (or by any transferee that acquired any Merger Share from him in a transaction not involving a sale) prior to the conclusion of the Second Reference Period and the gross price for which such Merger Share was sold, together with evidence supporting such certification reasonably satisfactory to Penton.

                                     (iii) Penton agrees that during the period
         beginning sixty days prior to the Penton 1999 Earnings Release Date and ending at the conclusion of the Second Reference Period, it will not make any public disclosures except as required by law or consistent with its public disclosure practices subsequent to the Spinoff. Penton further agrees that during the period beginning twenty business days prior to the First Reference Period and ending at the conclusion of such Reference Period, and during the period beginning twenty business days prior to the Second Reference Period and ending at the conclusion of such Reference Period, neither it nor any of its Affiliates will purchase any security of the same type as any Merger Share.

         Each D-M Shareholder agrees that during the period beginning twenty business days prior to the First Reference Period and ending at the conclusion of such Reference Period, and during the period beginning twenty business days prior to the Second Reference Period and ending at the conclusion of such Reference Period, neither he nor any of his Affiliates (excluding Penton notwithstanding the occurrence of the Effective Time) will sell any Merger Share (or other security of the same type as any Merger Share).

                                     (iv) Notwithstanding the foregoing
         provisions of this Section 2.4(h), in the event any significant portion of the Average Market Price during the First Reference Period or during the Second Reference Period is to be determined pursuant to clause
         (iii) of the definition of "Average Market Price," then, in lieu of any payment of cash and/or shares of Penton Common pursuant to clause (i) above, Penton shall, on the 15th day after the conclusion of the Second Reference Period (or, if such day is not a business day, on the first business day thereafter), purchase from each D-M Shareholder the Merger Shares held by him at the conclusion of the Second Reference Period by paying to such D-M Shareholder, against surrender by him, free and clear of any Security Interest, of the certificate(s) evidencing such shares of Penton Common duly endorsed for surrender, an amount equal to the Guaranteed Average Market Price multiplied by the number of such shares.

                                     (v) In the event that subsequent to the
         Effective Time and prior to the conclusion of the Second Reference Period any other security (including without limitation any other share of Penton Common) is issued as a dividend or distribution on, or in a split of, or in exchange for or in lieu of, any Merger Share: (x) such Merger Share shall be treated for all purposes of this Section as including such other security; and (y) the Average Market Price shall include not only the Average Market Price of Penton Common as defined in Article 1 but also an amount equal to the Average Market Price of such other security determined in a manner corresponding to that used in determining the Average Market Price of Penton Common.

                                     (vi) Penton, Combination Subsidiary, D-M
         and the D-M Shareholders acknowledge that any contingent rights to payments of cash, and any payments other than payments of cash, pursuant to the preceding provisions of this Section 2.4(h) do not constitute "boot" for federal income tax purposes. Except insofar as a portion of any such payment constitutes interest for such purposes, and except as otherwise required on account of any change in law or the interpretation thereof subsequent to the execution and delivery of this Agreement, Penton and the Surviving Corporation agree not to provide the D-M Shareholders with a Form 1099 relating to such contingent rights or payments.

                             (i) CLOSING OF TRANSFER RECORDS. After the
         Effective Time, transfers of shares of D-M Common Stock shall not be made on the stock transfer books of the Surviving Corporation.

                             (j) DELIVERY OF MERGER CONSIDERATION TO PUBLIC OFFICIAL. None of Penton, the Combination Subsidiary, D-M, the Surviving Corporation or any other Person shall be liable to any former holder of shares of D-M Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                             (k) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate representing shares of D-M Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed certificate a new certificate that may be surrendered pursuant to this Section 2.4.

                             (l) TRANSFERABILITY RESTRICTION. The right of a D-M Shareholder to receive any Contingent Cash Payment or to receive cash and/or shares of Penton Common pursuant to Section 2.4(h) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of (a "TRANSFER") by such D-M Shareholder, except by will or the laws of descent and distribution (and in the case of any such permitted Transfer, such right shall be subject to the continued application of this Section to any Transfer by the transferee). Any Transfer in violation of this Section 2.4(l) shall be null and void.

                             (m) PLAN OF MERGER. This Article 2 (and the provisions of this Agreement defining terms used herein) shall constitute the plan of merger with respect to the Merger for purposes of Section 11.05 of the Illinois Corporation Law.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF PENTON

                  Penton hereby represents and warrants to the D-M Shareholders as follows:

                  3.1 PENTON AND COMBINATION SUBSIDIARY ORGANIZATION AND QUALIFICATION. Penton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. Penton is qualified to do business in the State of Ohio and in every other jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Penton. Combination Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. Combination Subsidiary is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Combination Subsidiary.

                  3.2 PENTON AND COMBINATION SUBSIDIARY AUTHORITY RELATIVE TO THIS AGREEMENT.

                             (a) Each of Penton and Combination Subsidiary has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Penton and the consummation by Penton of the transactions on its part contemplated by this Agreement have been duly authorized by the board of directors of Penton and by Pittway as the sole stockholder of Penton and no other corporate proceedings on the part of Penton are necessary to authorize this Agreement or such transactions, other than incidental implementing actions such as action to implement Section
         7.14 and action with respect to Penton employee benefit plans described in Section 7.8.

                             (b) The execution and delivery of this Agreement by Combination Subsidiary and the consummation by Combination Subsidiary of the transactions on its part contemplated by this Agreement have been duly authorized by the board of directors of Combination Subsidiary and by Penton as the sole stockholder of Combination Subsidiary and no other corporate proceedings on the part of Combination Subsidiary are necessary to authorize this Agreement or such transactions, other than incidental implementing actions such as action to implement Section 2.4(d).

                             (c) This Agreement has been duly executed and delivered by Penton and Combination Subsidiary and constitutes a valid and binding obligation of Penton and Combination Subsidiary, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

                             (d) Except as set forth under the caption
         "Authority" in a letter delivered to the D-M Shareholders by Penton simultaneously with the execution of this Agreement (the "PENTON DISCLOSURE LETTER"), neither Penton nor Combination Subsidiary nor any of Penton's other Subsidiaries is subject to, or obligated under, any provision of

                                     (i) its charter or bylaws,

                                     (ii) any agreement, arrangement or
                  understanding (whether written or oral),

                                     (iii) any license, franchise or permit or

                                     (iv) subject to compliance with the
                  statutes referred to in (e) below, any law, regulation, order, judgment or decree,

         which would be breached or violated, or in respect of which a right of termination or acceleration or any Security Interest on any of Penton's stock or assets or on any of Combination Subsidiary's or any of Penton's other Subsidiaries' stock or assets would be created, by Penton's and Combination Subsidiary's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any such breach, violation, right of termination or acceleration or Security Interest that would not have a Material Adverse Effect on Penton.

                             (e) Other than under the Hart-Scott-Rodino Act, the Securities Act, the Exchange Act, securities or "blue sky" laws and the regulations under the foregoing and as set forth under the caption "Authority" in the Penton Disclosure Letter, with the exception of obtaining the approval required to fulfill the condition set forth in
         Section 8.1(j) and the filing with the Secretary of State of the State of Delaware of one or more amendments to Penton's certificate of incorporation as required to fulfill the condition set forth in Section 8.2(e) and the filing with the Secretary of State of the State of Illinois of the Articles of Merger, no Governmental Action is necessary on the part of Penton or Combination Subsidiary for the consummation of the transactions on its part contemplated by this Agreement except for any Government Action the failure to obtain or take which would not have a Material Adverse Effect on Penton.

                  3.3 PENTON CONSTITUENT INSTRUMENTS/CAPITALIZATION.

                             (a) The copies of the certificate of incorporation and bylaws of Penton furnished to the D-M Shareholders by Penton prior to the execution and delivery of this Agreement are correct and complete copies thereof as amended as of the time of such execution and delivery. As of the Effective Time, the certificate of incorporation and bylaws of Penton will be as set forth on EXHIBIT C and EXHIBIT D hereto, respectively.

                             (b) As of the date of this Agreement, the authorized capital stock of Penton consists of 1,000 shares of common stock having a par value of $1.00 per share, 100 of which shares are issued and outstanding and owned by Pittway. As of the Effective Time, the authorized capital stock of Penton will be as set forth in EXHIBIT C hereto (and each share of capital stock of Penton currently outstanding will have become Penton Common). All of the issued and outstanding shares of capital stock of Penton are validly issued, fully paid and nonassessable. The holders of outstanding shares of capital stock of Penton are not entitled to any preemptive or other similar rights. Excluding this Agreement, the Penton 1998 Stock Awards Plan (under which no awards are outstanding) and the Penton 1998 Director Stock Option Plan (under which no awards are outstanding), and except as set forth under the caption "Capitalization" in the Penton Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Penton to issue or sell any shares of capital stock of Penton or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Penton or of any other Person, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of Penton. When issued pursuant to this Agreement, the shares of Penton Common issued to the D-M Shareholders will be duly authorized, validly issued, fully paid and nonassessable.

                  3.4 SUBSIDIARIES. Penton owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries (which, at the date of this Agreement, consist solely of the Existing Penton Subsidiaries), free and clear of all Security Interests; and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any equity interests in any of such Subsidiaries or any securities or obligations of any kind convertible into or exchangeable for any such equity interests. Except as set forth under the caption "Joint Ventures" in the Penton Disclosure Schedule, neither Penton nor any of its Subsidiaries owns, directly or indirectly, any stock, partnership interest, joint venture interest, or other security issued by any corporation, organization or entity other than interests in Subsidiaries of Penton. Each of Penton's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Penton, and has the requisite power and authority (including all authorizations, licenses and permits) to own and operate its properties and to carry on its business as now conducted.

                  3.5 FINANCIAL STATEMENTS. The following unaudited consolidated financial statements of Penton and its Subsidiaries (collectively the "PENTON FINANCIAL STATEMENTS") have been delivered to the D-M Shareholders: balance sheets and statements of operations, stockholders' equity and cash flows as of and for the years ended December 31, 1996 and December 31, 1997. The Penton Financial Statements have been prepared on the basis set forth in the notes thereto and, subject to the disclosures made in the notes thereto, fairly present in accordance with generally accepted accounting principles applied on a consistent basis the financial condition and results of operations of Penton and its Subsidiaries as of the dates and for the periods referred to therein.

                  3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Penton nor any of its Subsidiaries has any Liabilities which are material to the financial condition, assets, business or results of operations of Penton and its Subsidiaries considered as a whole except for (a) Liabilities disclosed in the Penton Financial Statements or in this Agreement, (b) Liabilities that have arisen since December 31, 1997 in the Ordinary Course of Business of Penton and its Subsidiaries (none of which is a Liability resulting from breach of contract, fraud or other tort, infringement or lawsuit), and (c) Liabilities set forth under the caption "Liabilities" in the Penton Disclosure Letter.

                  3.7 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has not been, occurred or arisen any event which has had or is reasonably likely to have a Material Adverse Effect on Penton.

                  3.8 LITIGATION. Except as set forth under the caption "Litigation" in the Penton Disclosure Letter, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Penton, threatened against or relating to Penton or any of its Subsidiaries at law or in equity, or before or by any Governmental Authority. Except as set forth under such caption, neither Penton nor any of its Subsidiaries nor, to the Knowledge of Penton, Pittway has ever received any written opinion or legal advice to the effect that Penton is exposed from a legal standpoint to any Liability which is reasonably likely to have a Material Adverse Effect on Penton.

                  3.9 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Penton or any of its Subsidiaries.

                  3.10 EMPLOYEES; RETIREE WELFARE BENEFIT LIABILITIES. No key executive employee of Penton or any of its Subsidiaries has given notice of termination of his employment other than at normal retirement. Penton and its Subsidiaries have complied in all material respects with, or have cured all material non-compliances with, all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. Except for Penton Retiree Life Insurance, neither Penton nor any of its Subsidiaries nor Pittway maintains any Employee Welfare Benefit Plan which provides benefits to current or future retirees from Penton or any of its Subsidiaries (or their spouses or dependents) of the type subject to Financial Accounting Standards Board Statement No. 106 reporting requirements.

                  3.11 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. Penton and its Subsidiaries and their respective officers, agents and employees have complied in all material respects with, or have cured all material non-compliances with, all applicable laws and regulations of United States (federal, state and local) and non-United States governments and all agencies thereof which affect the businesses or any owned or leased properties of Penton or any of its Subsidiaries and to which Penton or any of its Subsidiaries may be subject, and except as set forth under the caption "Compliance with Laws" in the Penton Disclosure Letter, no claims have been filed against Penton or any of its Subsidiaries alleging a violation of any such law or regulation, except for any failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on Penton and except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect on Penton.

                  3.12 AFFILIATE TRANSACTIONS. Except as set forth under the caption "Affiliate Transactions" in the Penton Disclosure Letter, to the Knowledge of Penton, no officer or director of Penton or any of its Subsidiaries, no member of the immediate family of any such officer or director, and no entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "PENTON INSIDERS"), has any agreement of any kind with Penton or any of its Subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Penton or any of its Subsidiaries. For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children (natural and adopted), siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law of such officer or director.

                  3.13 TAX STATUS OF SPINOFF; TAX MATTERS RELATED TO THE MERGER. Other than as set forth under the caption "Taxes" in the Penton Disclosure Letter, no Tax is or will be payable by Penton or any of its Subsidiaries as a result of the Spinoff. Prior to the Merger, Penton and its Subsidiaries have not acquired any D-M Common Stock. Penton does not have any plan or intention: (a) to cause Combination Subsidiary or Surviving Corporation to issue additional shares of its stock, or take any other action, that would result in Penton losing Control of it, (b) except as may be required by Section 2.4(h)(iv), to reacquire any of the Penton Common issued pursuant to this Agreement, or (c) to cause the Surviving Corporation to sell, distribute or otherwise dispose of any of D-M's assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the

Surviving Corporation as described in Section 368(a)(2)(C) of the Code. Combination Subsidiary has no plan or intention: (a) to issue additional shares of its stock, or take any other action, that would result in Penton losing Control of it or of the Surviving Corporation, or (b) to sell, distribute or otherwise dispose of any of D-M's assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation as described in Section 368(a)(2)(C) of the Code.


                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE D-M SHAREHOLDERS

                  The D-M Shareholders jointly and severally hereby represent and warrant to Penton that:

                  4.1 D-M ORGANIZATION AND QUALIFICATION. D-M is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted. D-M is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on D-M.

                  4.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

                             (a) Each of the D-M Shareholders has the requisite power to enter into this Agreement and to carry out his obligations hereunder.

                             (b) D-M has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by D-M and the consummation by D-M of the transactions on its part contemplated by this Agreement have been duly authorized by the board of directors of D-M and by the D-M Shareholders as the sole stockholders of D-M and no other corporate proceedings on the part of D-M are necessary to authorize this Agreement or such transactions, other than incidental implementing actions such as action pursuant to Section 7.8(i).

                             (c) This Agreement has been duly executed and delivered by each of the D-M Shareholders and by D-M and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

                             (d) Except as set forth under the caption
         "Authority" in a letter delivered to Penton by the D-M Shareholders simultaneously with the execution of this Agreement (the "D-M SHAREHOLDERS DISCLOSURE LETTER"), neither of the D-M Shareholders nor D-M is subject to, or obligated under, any provision of

                                     (i) its charter or bylaws (in the case of
                  D-M),

                                     (ii) any agreement, arrangement or
                  understanding (whether written or oral),

                                     (iii) any license, franchise or permit (in
                  the case of D-M), or

                                     (iv) subject to compliance with the
                  statutes referred to in (e) below, any law, regulation, order, judgment or decree,

         which would be breached or violated, or in respect of which a right of termination or acceleration or any Security Interest on any of D-M's stock or assets would be created, by the D-M Shareholders' and D-M's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any such breach, violation, right of termination or acceleration or Security Interest that would not have a Material Adverse Effect on D-M.

                             (e) Other than under the Hart-Scott-Rodino Act or as set forth under the caption "Authority" in the D-M Shareholders Disclosure Letter, with the exception of the filing with the Secretary of State of the State of Illinois of the Articles of Merger, no Governmental Action is necessary on the part of either D-M Shareholder or D-M for the consummation of the transactions on his or its part contemplated by this Agreement except for any Governmental Action the failure to obtain or take which would not have a Material Adverse Effect on D-M.

                  4.3 INVESTMENT. Each D-M Shareholder (i) will be acquiring the shares of Penton Common issued to him pursuant to this Agreement solely for his own account for investment purposes and not with a view to any distribution thereof which would violate the Securities Act; (ii) is a sophisticated investor with knowledge and experience in business and financial matters; (iii) has not been offered such Penton Common by any form of general advertising or general solicitation; (iv) has been given access to such information regarding Penton and its Subsidiaries as he has requested and has been given an opportunity to ask questions and has received answers regarding such information; (v) is able to bear the economic risk inherent in holding such Penton Common and (vi) is an Accredited Investor by virtue of having (A) a net worth individually or jointly with his spouse of at least $1,000,000 (without giving effect to any increase in such net worth as a result of the transactions contemplated hereby), (B) income individually in excess of $200,000 for each of 1996 and 1997 and an expectation of income in excess of such amount in 1998, or (C) income with his spouse in excess of $300,000 for each of 1996 and 1997 and an expectation of income with his spouse in excess of such amount in 1998.

                  4.4 D-M CONSTITUENT INSTRUMENTS/CAPITALIZATION.

                             (a) The copies of the articles of incorporation and bylaws of D-M furnished to Penton by the D-M Shareholders prior to the execution and delivery of this Agreement are correct and complete copies thereof as amended as of the time of such execution and delivery. There have been no subsequent amendments thereto.

                             (b) The authorized capital stock of D-M consists of 700 shares of D-M Common Stock, 300 shares of Common Stock-Series B, without par value, and 200 shares of Preferred Stock, without par value, of which 700 shares of D-M Common Stock are issued and outstanding. Such shares of D-M Common Stock are owned by the D-M Shareholders as follows: Donohue--350 shares; and Meehan--350 shares. All of the issued and outstanding shares of D-M Common Stock are validly issued, fully paid and nonassessable. The holders of outstanding shares of D-M Common Stock are not entitled to any preemptive or other similar rights. Excluding this Agreement, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating D-M to issue or sell any shares of capital stock of D-M or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of D-M or of any other Person, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of D-M.

                  4.5 SUBSIDIARIES. D-M has no Subsidiary and owns no stock, partnership interest, joint venture interest, or any other security issued by any corporation, organization or entity.

                  4.6 TITLE TO ASSETS. D-M has good title to the Business Information Products and other assets (including without limitation all tangible and intangible assets, Intellectual Property, licenses and goodwill related to such Business Information Products, mailing lists, lists of advertisers, circulation lists and other lists, printed material, work in process, prepaid expenses, receivables, furniture and equipment) used in its business that it purports to own (and such title is free and clear of all Security Interests except as set forth in the final paragraph of Section 6.2 and under the caption "Security Interests" in the D-M Shareholders Disclosure Letter); and a valid leasehold or license interest in the Business Information Products and other assets used in its business that it purports to lease as lessee or license as licensee. All such leases and licenses are legal, valid and binding and in full force and effect, without default. Prior to the execution and delivery of this Agreement, the D-M Shareholders have furnished to Penton a correct and complete copy of each such lease and license to which a D-M Insider (as defined in Section 4.15) is a party, as amended as of the time of such execution and delivery, identified as being such a lease or license.

                  4.7 SUFFICIENCY OF ASSETS. Except as set forth under the caption "Sufficency of Assets" in the D-M Shareholders Disclosure Letter, the assets of D-M include all of the assets, other than the accounts receivable and any cash to be distributed to the D-M Shareholders pursuant to the final paragraph of Section 6.2, necessary to conduct the business of D-M as now conducted and in the manner reflected in the D-M Financial Statements. The accounts receivable so distributed to the D-M Shareholders (which the Surviving Corporation will have certain obligations to attempt to collect on behalf of the D-M Shareholders pursuant to Section 7.16) will be valid and enforceable, subject to no counterclaim or right of setoff, and the Surviving Corporation's efforts to collect such accounts receivable, provided they are consistent with D-M's past practices with respect to efforts to collect its trade accounts receivable, will not subject the Surviving Corporation to any Liability.

                  4.8 FINANCIAL STATEMENTS. The following unaudited financial statements of D-M (collectively the "D-M FINANCIAL STATEMENTS") have been delivered to Penton: balance sheets and statements of operations, stockholders' equity and cash flows as of and for the years ended December 31, 1996 and December 31, 1997. The D-M Financial Statements have been prepared on the basis set forth in the notes thereto and, subject to the disclosures made in the notes thereto, fairly present in accordance with generally accepted accounting principles applied on a consistent basis the financial condition and results of operations of D-M as of the dates and for the periods referred to therein.

                  4.9 ABSENCE OF UNDISCLOSED LIABILITIES. D-M does not have any Liabilities which are material to the financial condition, assets, business or results of operations of D-M, except for (a) Liabilities disclosed in the D-M Financial Statements or in this Agreement, (b) Liabilities that have arisen subsequent to December 31, 1997 in the Ordinary Course of Business of D-M (none of which is a Liability resulting from breach of contract, fraud or other tort, infringement or lawsuit), and (c) Liabilities set forth under the caption "Liabilities" in the D-M Shareholders Disclosure Letter.

                  4.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has not been, occurred or arisen any event which has had or is reasonably likely to have a Material Adverse Effect on D-M.

                  4.11 LITIGATION. Except as set forth under the caption "Litigation" in the D-M Shareholders Disclosure Letter, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the D-M Shareholders, threatened against or relating to D-M, at law or in equity, or before or by any Governmental Authority. Except as set forth under such caption, to the Knowledge of the D-M Shareholders, D-M has never received any written opinion or legal advice to the effect that D-M is exposed from a legal standpoint to any Liability which is reasonably likely to have a Material Adverse Effect on D-M.

                  4.12 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of D-M or the D-M Shareholders.

                  4.13 EMPLOYEES; RETIREE WELFARE BENEFITS LIABILITIES. No key executive employee of D-M has given notice of termination of his employment. D-M has complied in all material respects with, or has cured all material non-compliances with, all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. D-M does not maintain any Employee Welfare Benefit Plan which provides benefits to current or future retirees from D-M (or their spouses or dependents) of the type subject to Financial Accounting Standards Board Statement No. 106 reporting requirements.

                  4.14 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. D-M and its officers, agents and employees have complied in all material respects with, or have cured all material non-compliances with, all applicable laws and regulations of U.S. and non-U.S. governments and all agencies thereof which affect the business or any owned or leased properties of D-M and to which D-M may be subject, and, except as set forth under the caption "Compliance with Laws" in the D-M Shareholders Disclosure Letter, no claims have been filed against D-M alleging a violation of any such law or regulation, except for any failures to so comply that would not, individually or in the aggregate, have a Material Adverse Effect on D-M and except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect on D-M.

                  4.15 AFFILIATE TRANSACTIONS. Except as set forth under the caption "Affiliate Transactions" in the D-M Shareholders Disclosure Letter, to the Knowledge of the D-M Shareholders, no D-M Shareholder and no officer or director of D-M and no member of the immediate family of any such D-M Shareholder, officer or director, and no entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "D-M INSIDERS"), has any agreement of any kind with D-M or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of D-M. For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children (natural and adopted), siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

                  4.16 TAX STATUS OF MERGER. Neither of the D-M Shareholders has, nor has D-M, taken or agreed to take, or failed to take, any action that would prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code.


                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF PITTWAY

                  Pittway hereby represents and warrants to Penton as follows:

                  5.1 ORGANIZATION AND QUALIFICATION. Pittway is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State of Illinois.

                  5.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

                             (a) Pittway has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder.

                             (b) The execution and delivery of this Agreement by Pittway and the consummation by Pittway of the transactions on its part contemplated hereby (including the Spinoff) have been duly authorized by the Board of Directors of Pittway, and no other corporate proceedings on the part of Pittway, other than incidental implementing actions such as the setting of the record date and payment date for the Spinoff, are necessary to authorize this Agreement and such transactions.

                             (c) This Agreement has been duly executed and delivered by Pittway and constitutes a valid and binding obligation of Pittway, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

                             (d) Except as set forth under the caption
         "Authority" in a letter delivered to Penton by Pittway simultaneously with the execution of this Agreement (the "PITTWAY DISCLOSURE LETTER"), neither Pittway nor any of the Post-Spinoff Pittway Subsidiaries is subject to, or obligated under, any provision of

                                     (i) its charter or bylaws,

                                     (ii) any agreement, arrangement or
                  understanding (whether written or oral),

                                     (iii) any license, franchise or permit or

                                     (iv) subject to compliance with the
                  statutes referred to in (e) below, any law, regulation, order, judgment or decree,

         which would be breached or violated, or in respect of which a right of termination or acceleration or any Security Interest on any of Penton's or any of its Subsidiaries' stock or assets would be created, by Pittway's execution, delivery and performance of this Agreement and the consummation of the transactions on its part contemplated hereby (including the Spinoff), other than any such breach, violation, right of termination or acceleration or Security Interest which will not, individually or in the aggregate, have a Material Adverse Effect on Penton.

                             (e) Other than under the Hart-Scott-Rodino Act, the Exchange Act and the regulations under the foregoing, no Governmental Action is necessary on the part of Pittway for the consummation by Pittway of the transactions on its part contemplated by this Agreement, except for such Governmental Actions the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on Pittway or Penton.

                  5.3 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Pittway or any Post-Spinoff Pittway Subsidiary.

                  5.4 AFFILIATE TRANSACTIONS. Except as set forth under the caption "Affiliate Transactions" in the Pittway Disclosure Letter, to the Knowledge of Pittway, no officer or director of Pittway or of any Post-Spinoff Pittway Subsidiary, no member of the immediate family of any such officer or director, and no entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "PITTWAY INSIDERS"), has any agreement of any kind with Penton or any of its Subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Penton or any of its Subsidiaries. For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, parents, children (natural and adopted), siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law of such officer or director.

                                    ARTICLE 6

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  6.1 CONDUCT OF PENTON BUSINESS PENDING THE MERGER. Penton covenants and agrees that from and after the execution and delivery of this Agreement and prior to the Effective Time, except as required to effect the Spinoff or as otherwise expressly contemplated or permitted by this Agreement, and with such additional exceptions as the D-M Shareholders shall have approved in writing:

                             (a) The businesses of Penton and its Subsidiaries shall be conducted only in the Ordinary Course of Business of Penton, on an arms'-length basis and in accordance in all material respects with all applicable laws, rules and regulations; and

                             (b) Penton and each of its Subsidiaries (i) shall use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall confer on a regular basis with the D-M Shareholders to report operational matters of Penton and its Subsidiaries and the general status of ongoing operations of Penton and its Subsidiaries;
         (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Penton in this Agreement untrue at, or at any time prior to, the Effective Time in any material respect; (iv) shall notify the D-M Shareholders of any emergency or other change in the normal course of business of Penton or any of its Subsidiaries or in the operation of the properties of Penton or any of its Subsidiaries and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) relating to Penton or any of its Subsidiaries if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on Penton or a material adverse effect on Penton's or Combination Subsidiary's ability to consummate the transactions contemplated by this Agreement; and (v) shall notify the D-M Shareholders if it shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect.

         Notwithstanding the foregoing, it is expressly understood and agreed that (i) no distribution of cash may be made by Penton to Pittway, whether or not in the Ordinary Course of Business of Penton, if such action would result in Penton's cash immediately prior to the Spinoff being less than the sum of (x) the aggregate amount of Penton's then outstanding checks and (y) the aggregate amount of Penton's then trade show deposits (net of Penton's then deferred costs incurred with respect to trade shows), (ii) subject to (i), Penton may distribute cash to Pittway immediately prior to the Spinoff, (iii)

Penton and its Subsidiaries may acquire (through the acquisition of stock, the acquisition of assets, merger or otherwise) the businesses and/or Business Information Products of other Persons, and in connection with such acquisitions may incur indebtedness and may commit to issue Penton Common contingent upon the Spinoff, provided that the aggregate amount of indebtedness incurred by Penton and its Subsidiaries in connection with such acquisitions (including indebtedness assumed in connection with direct acquisitions of assets or Business Information Products, but not indebtedness of Persons whose stock is acquired) does not exceed $50.0 million and further provided that any issuance of Penton Common committed to would not result in Pittway failing to control Penton immediately prior to the Spinoff as described in Section 368(c) of the Code, (iv) Penton may enter into joint venture arrangements with unaffiliated Persons, (v) Penton and its Subsidiaries may dispose of (through the sale of stock, the sale of assets, merger or otherwise) (A) the businesses set forth under the caption "Possible Dispositions" in the Penton Disclosure Letter and
(B) Business Information Products not included in such businesses, provided that the aggregate annual revenue attributable to such Business Information Products at their respective dates of disposition does not exceed $10.0 million and further provided that after giving effect to such dispositions Penton continues to conduct an active trade or business as defined in Section 355(a)(1)(C) of the Code, (vi) Penton may enter into credit arrangements to enable it to repay at the time of the Spinoff its then outstanding indebtedness to Pittway and to provide it with sufficient working capital for its foreseeable post-Spinoff needs taking into account the provisions of this Agreement, and (vii) Penton may enter into employment agreements with key Penton personnel and may amend existing employment agreements with Thomas L. Kemp and Daniel J. Ramella.

                  6.2 CONDUCT OF D-M BUSINESS PENDING THE MERGER. D-M and each of the D-M Shareholders covenants and agrees that from and after the execution and delivery of this Agreement and prior to the Effective Time, except as expressly contemplated or permitted by this Agreement, and with such additional exceptions as Penton and Pittway shall have approved in writing:

                             (a) The business of D-M shall be conducted only in, and D-M shall not take any action except in, the Ordinary Course of Business of D-M, on an arms'-length basis and in accordance in all material respects with all applicable laws and rules and regulations;

                             (b) D-M shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or incur any obligation to issue any shares of D-M; (ii) sell, pledge, dispose of or encumber any of its assets, except in the Ordinary Course of Business of D-M;
         (iii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;
         (iv) develop or acquire a new Business Information Product, discontinue or dispose of an existing Business Information Product or make any change to a Business

         Information Product that is material to such Business Information Product; or (v) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the Ordinary Course of Business of D-M and refinancings or replacements of borrowings existing on the date hereof;

                             (c) D-M shall not, directly or indirectly, (i) enter into, adopt or modify (A) any employment, severance, or similar agreement or arrangement, (B) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement (group or otherwise) for the benefit or welfare of any employee(s) or director(s) or (ii) grant any bonus, salary increase, severance or termination pay to any officer or director; or in the case of employees who are not officers or directors and who earn in excess of $40,000 per year, take any action with respect to the grant of any bonus, salary increase, severance or termination pay or with respect to any increase of benefits payable in effect on the date of this Agreement (provided that nothing in this Section 6.2(c) shall preclude bonus grants, salary increases, benefit increases and benefit plan amendments and modifications made in the Ordinary Course of Business of D-M);

                             (d) D-M shall not, directly or indirectly, enter into or modify any contract, agreement or arrangement with any D-M Insider;

                             (e) D-M shall use all reasonable efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                             (f) D-M (i) shall use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and (ii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by the D-M Shareholders in this Agreement untrue at, or at any time prior to, the Effective Time in any material respect; and

                             (g) Each of the D-M Shareholders (i) shall confer on a regular basis with Penton and Pittway to report operational matters of D-M and the general status of ongoing operations of D-M;
         (ii) shall notify Penton and Pittway if he shall discover that any representation or warranty made by the D-M Shareholders in this Agreement was when made, or has subsequently become, untrue in any material respect and (iii) shall notify Penton and Pittway of any emergency or other change in the normal course of business of D-M or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on D-M or a material adverse effect on D-M's or the D-M Shareholders' ability to consummate the transactions contemplated by this Agreement.

         Notwithstanding the foregoing, it is expressly understood and agreed that (i) subject to the condition in Section 8.3(i) and provided such action is not financed directly or indirectly with indebtedness, D-M may, at any time and from time to time prior to the Effective Time, distribute cash to the D-M Shareholders, and (ii) D-M may, immediately prior to the Effective Time, distribute to the D-M Shareholders the then outstanding trade accounts receivable of D-M (the "DISTRIBUTED D-M ACCOUNTS RECEIVABLE").



                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

                  7.1 ACCESS AND INFORMATION; CORPORATE RECORDS; CONFIDENTIALITY. Penton, on the one hand, and D-M, on the other hand, shall afford each other and the accountants, counsel and other representatives of each other full access upon reasonable notice and during normal business hours throughout the period prior to the Effective Time to all of the properties and Corporate Records of Penton and its Subsidiaries and of D-M, respectively, and, during such period, Penton, on the one hand, and D-M, on the other hand, shall furnish each other all information concerning the business, properties and personnel of Penton and its Subsidiaries and of D-M, respectively, as may reasonably be requested.

                  D-M shall afford Penton full access upon reasonable notice and during normal business hours throughout the period prior to the Effective Time to all of the personnel of D-M.

                  From and after the consummation of the Spinoff, Pittway shall retain all Corporate Records owned by Pittway or under Pittway's control at the time of the Spinoff (other than indirectly through Penton and its Subsidiaries) relating to Penton and its Subsidiaries, shall provide Penton and the accountants, counsel and other representatives of Penton full access upon reasonable notice and during normal business hours to such Corporate Records for the preparation of Tax Returns and other reasonable purposes and shall permit Penton and such accountants, counsel and representatives to make copies thereof at the expense of Penton. In the event that within seven years following the Spinoff Pittway wishes to dispose of any such Corporate Records, Pittway shall first give written notice thereof to Penton and Penton shall thereupon have 20 business days in which to take possession of such Corporate Records (or any portion thereof) at the expense of Penton.

                  From and after the consummation of the Spinoff, Penton shall (and shall cause its Subsidiaries to) retain all Corporate Records owned by it and such Subsidiaries or under their control at the time of the Spinoff relating to Penton and its Subsidiaries, shall provide Pittway and the accountants, counsel and other representatives of Pittway full access upon reasonable notice and during normal business hours to such Corporate Records for the preparation of Tax Returns and other reasonable purposes and shall permit Pittway and such accountants, counsel and representatives to make copies thereof at the expense of Pittway. In the event that within seven years following the Spinoff Penton or any of its Subsidiaries wishes to dispose of any such Corporate Records, Penton shall first give written notice thereof to Pittway and Pittway shall thereupon have 20 business days in which to take possession of such Corporate Records (or any portion thereof) at the expense of Pittway.

                  Penton and Pittway will, and will cause their respective Subsidiaries (in the case of Pittway, other than Penton and its Subsidiaries), accountants, counsel and other representatives to, hold in strict confidence, except to the extent disclosure is required by law, all non-public information and Corporate Records obtained by them pursuant to this Section 7.1.

                  Penton and its Subsidiaries shall be entitled to continue to use any stocks existing as of the consummation of the Spinoff of printed materials currently used by Penton or its Subsidiaries which contain the name "Pittway"; provided that (i) such materials may only be used in the same fashion as used by Penton and its Subsidiaries prior to the Spinoff and only in accordance with past practice; it being acknowledged and agreed by Penton that such use of the name "Pittway" is being permitted solely as an accommodation by Pittway to Penton and its Subsidiaries and (ii) in no event shall Penton or any of its Subsidiaries use any such materials after the expiration of 90 days following the consummation of the Spinoff. Nothing herein shall be deemed or construed as giving Penton or any of its Subsidiaries any rights in or to the name "Pittway".

                  7.2 REGISTRATION RIGHTS; CERTAIN FILINGS.

                             (a) DEMAND REGISTRATION. At any time during the 60 days immediately following the second anniversary of the Effective Time, and provided no earlier request has been made by either or both of the D-M Shareholders pursuant to this Section 7.2(a), either or both of the D-M Shareholders may request the registration (the "DEMAND REGISTRATION") under the Securities Act of then Registrable Shares constituting at least 25% of the Merger Shares. The request for the Demand Registration shall specify the number of Registrable Shares requested to be registered. Within ten days after receipt of such request, if such request is by fewer than both the D-M

         Shareholders, Penton will give written notice of such requested registration to the other D-M Shareholder and will include in such registration all Registrable Shares held by D-M Shareholders with respect to which Penton has received written requests for inclusion therein within 15 days after the sending of Penton's notice. If the Demand Registration is an underwritten registration, and if the managing underwriter(s) advise Penton that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of Registrable Shares participating in the Demand Registration, then, notwithstanding the preceding provisions of this Section 7.2(a), Penton will include in the Demand Registration only each D-M Shareholder's pro rata portion of the Registrable Shares to be included therein, on the basis of the numbers of Registrable Shares requested to be included in the Demand Registration. Penton will pay all Registration Expenses incurred in connection with the Demand Registration. The obligation of Penton to effect the Demand Registration hereunder shall be satisfied when a registration statement filed in accordance herewith becomes effective under the Securities Act. Penton may use the shortest form of registration statement (e.g., Form S-1, S-2 or S-3) which Penton is then eligible to use. Penton will not include in the Demand Registration any shares of Penton Common which are held by Persons other than D-M Shareholders without the prior written consent of the holders of at least a majority of the Registrable Shares held by D-M Shareholders. Penton shall have the right to select the managing underwriter(s) for the Demand Registration if it is an underwritten registration, subject to the approval of the D-M Shareholders (which approval will not be unreasonably withheld or delayed).

                             (b) PIGGYBACK REGISTRATIONS. Whenever Penton proposes to register any Penton Common under the Securities Act (other than on Form S-8 or S-4 or any similar or successor forms) within the thirty (30) months following the Effective Time (a "PIGGYBACK REGISTRATION"), Penton will give prompt written notice to each of the D-M Shareholders known by it to hold Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares with respect to which Penton has received written requests for inclusion therein within 15 days after the sending of Penton's notice. Penton will pay all Registration Expenses incurred in connection with any Piggyback Registration. If a Piggyback Registration is an underwritten registration, and if the managing underwriter(s) advise Penton that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Penton, then, notwithstanding the preceding provisions of this Section 7.2(b), Penton will include in such registration: first, the securities Penton proposes to sell; and second, only each D-M Shareholder's pro rata portion of the Registrable Shares to be included therein, on the basis of the numbers of Registrable Shares requested to be included in such Piggyback Registration. No holder of Registrable Shares may participate in any Piggyback

         Registration which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by Penton and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to Penton or the underwriters, or to agree to indemnify Penton or the underwriters, therein in the capacity as a selling stockholder other than with respect to such holder and such holder's intended method of distribution (but this proviso shall not limit the obligations of such holder under Section 7.7(b)(i)).

                             (c) REGISTRATION COVENANTS. Whenever pursuant to this Agreement the holders of Registrable Shares have requested that any Registrable Shares be registered, and subject to the limitation on the number of shares to be registered set forth in Section 7.2(a), Penton will use all reasonable efforts to effect the registration of the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto Penton will as expeditiously as possible:

                                     (i) prepare and file with the Commission a
                  registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective;

                                     (ii) prepare and file with the Commission
                  such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                                     (iii) furnish to each seller of Registrable
                  Shares covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of such seller's Registrable Shares covered by such registration statement;

                                     (iv) use all reasonable efforts to register
                  or qualify such Registrable Shares under such other securities or blue sky laws of such United States jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of such Registrable Shares owned by such seller (provided that Penton will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                                     (v) notify each seller of such Registrable
                  Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening to its Knowledge of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not to its Knowledge contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                                     (vi) cause all such Registrable Shares to
                  be listed on each securities exchange, or accepted for trading on each trading system, on which Penton Common shares are then listed or traded;

                                     (vii) cause all restrictive transfer
                  legends to be removed from the stock certificates evidencing such Registrable Shares (subject to re-legending in the event not sold pursuant to such registration statement) and cause certificates evidencing the remaining Registrable Shares to be issued to the holders of such Registrable Shares in such denominations as such holders may reasonably request; and

                                     (viii) otherwise use all reasonable efforts
                  to comply with all applicable rules and regulations of the Commission; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Penton's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                             (d) HOLDBACK AGREEMENTS. Each of the D-M
         Shareholders agrees not to effect any public sale or distribution (including sales pursuant to Securities Act Rule 144) of equity securities of Penton, or of any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any registration of Penton Common Stock under the Securities Act (other than a registration on Form S-8, Form S-4 or any successor forms) except as part of such registration, unless, in the case of such a registration which is an underwritten registration, the underwriter(s) managing the registered public offering otherwise agree. Penton agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of the Demand Registration except pursuant to registrations on Form S-8, Form S-4 or any successor forms, unless, in the case of such a registration which is an underwritten registration, the underwriter(s) managing the registered public offering otherwise agree.

                             (e) INDEMNIFICATION RELATING TO REGISTRATIONS.

                                     (i) Penton agrees to indemnify, to the
                  extent permitted by law, each holder of Registrable Shares included in the Demand Registration or any Piggyback Registration against all losses, claims, damages, liabilities and expenses arising out of, based upon or caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto filed in connection with such Registration or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Penton by such holder for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after Penton has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Penton will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the comparable extent as provided above with respect to the indemnification of the holders of Registrable Shares.

                                     (ii) In connection with any registration
                  statement in which a holder of Registrable Shares is participating, each such holder will furnish to Penton in writing such information and affidavits as Penton reasonably requests for use in connection with such registration statement and, to the extent permitted by law, will indemnify Penton, its directors and officers and each Person who controls Penton (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of, based upon or caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto filed in connection with the

                  Demand Registration or such Piggyback Registration or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing to Penton by such holder for use therein.

                                     (iii) Any Person entitled to
                  indemnification under this Section 7.2(e) will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                                     (iv) The indemnification provided for under
                  this Section 7.2(e) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                                     (v) If the indemnification provided for in
                  this Section 7.2(e) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Penton, on the one hand, and the D-M Shareholders who participated in the Demand Registration or Piggyback Registration, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Penton, on the one hand, or such D-M Shareholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Penton and the D-M Shareholders agree that it would not be just and equitable if contribution pursuant to this subsection (v) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (v). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (v) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                            (f) RESALE RESTRICTIONS. Each of the D-M
         Shareholders hereby acknowledges that:

                                     (i) the shares of Penton Common to be
                  issued to him pursuant to Section 2.4(e)(ii) and any shares of Penton Common that may be issued to him pursuant to Section 2.4(h) cannot be resold except pursuant to a registration statement which has become effective under the Securities Act or unless an exemption from the registration requirements of the Securities Act is legally available;

                                     (ii) except as and to the extent expressly
                  provided in (a) and (b) above, Penton is not obligated to so register any of such shares;

                                     (iii) each certificate representing Penton
                  Common shares issued pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

                             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction (together, the "Securities Laws") and may not be offered for sale, sold, transferred or otherwise disposed of except after delivery to the issuer of a written opinion reasonably satisfactory to the issuer from Skadden, Arps, Slate, Meagher & Flom (Illinois) or other counsel satisfactory to the issuer that the proposed disposition will not require registration under applicable Securities Laws"; and

                                     (iv) such D-M Shareholder has consulted
                  with his counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois), regarding the effect on such D-M Shareholder of the foregoing clauses of this Section.

                  Penton agrees that promptly following its receipt of a written request from a D-M Shareholder for removal of the legend described in clause
(f)(iii) above from some or all of his certificates referred to in such clause, and provided such request is accompanied by such certificate(s) duly endorsed for surrender and by a written opinion reasonably satisfactory to Penton from Skadden, Arps, Slate, Meagher & Flom (Illinois) or other counsel reasonably satisfactory to Penton that the shares represented by such certificate(s) may thereafter be freely transferred under applicable Securities Laws, Penton will cause a new certificate representing such shares, not imprinted with such legend, to be issued to such D-M Shareholder.

                  Penton further agrees that for so long after the Effective Time as such action remains a condition to the D-M Shareholders' ability to sell under Securities Act Rule 144 shares of Penton Common issued pursuant to this Agreement, Penton will remain current in its periodic filings under the Exchange Act.

                             (g) OBLIGATION OF THE D-M SHAREHOLDERS TO SUPPLY INFORMATION. Each of the D-M Shareholders shall as expeditiously as practicable: (i) supply all information concerning him and his Affiliates, and D-M and its Affiliates, and any other information required by or under the rules and regulations or policies of the Commission or any other Governmental Authority, as reasonably requested by Pittway or Penton (A) in connection with filings to be made by Pittway or Penton with the Commission under the Securities Act or the Exchange Act in connection with the transactions contemplated by this Agreement (including without limitation any registration statement filed by Penton under the Securities Act in connection with the registration of the Penton Common to be issued in the Spinoff, any registration statement filed by Penton under the Securities Act pursuant to the Demand Registration or any Piggyback Registration, the registration statement to be filed by Penton under the Exchange Act to register the Penton Common and any registration statement filed under the Securities Act in connection with any post-Merger issuance to raise capital), and (B) in connection with any blue sky or state securities filings made by Penton in connection with the transactions contemplated by this Agreement; (ii) take such actions as reasonably may be required to respond to any comments received from the Commission or any other Governmental Authority with respect to any of the foregoing; and (iii) take all such other actions which may reasonably be necessary to satisfy any requirements imposed by any Governmental Authority in connection with the Spinoff or the Merger or by any stock exchange or quotation system in connection with the listing or inclusion in a quotation system of the Penton Common. The D-M Shareholders warrant that the information supplied by the D-M Shareholders pursuant to this
         Section 7.2(g) will not contain an untrue statement of material fact, or omit to state a material fact required to be stated or necessary in order to make the statements contained therein not misleading. The D-M Shareholders agree to notify Pittway and Penton promptly in the event any information provided by them for use in the filings described in this Section 7.2(g) become false or misleading and agree to promptly furnish corrected information.

                             (h) OBLIGATION OF PENTON TO SUPPLY INFORMATION. Penton shall as expeditiously as practicable: (i) supply all information concerning it and its Affiliates (other than Pittway or any Post-Spinoff Pittway Subsidiaries) and any other information required by or under the rules and regulations of the Commission or any other Governmental Authority, as reasonably requested by Pittway in connection with filings to be made by Pittway with the Commission under the Exchange Act in connection with the transactions contemplated by this Agreement; (ii) take such actions as reasonably may be required to respond to any comments received from the Commission or any other Governmental Authority with respect to any of the foregoing; and (iii) take all such other actions which may reasonably be necessary to satisfy any requirements imposed by any Governmental Authority in connection with the Spinoff or the Merger. Penton warrants that the information supplied by Penton pursuant to this Section 7.2(h) will not contain an untrue statement of material fact, or omit to state a material fact required to be stated or necessary in order to make the statements contained therein not misleading. Penton agrees to notify Pittway promptly in the event any information provided by it for use in the filings described in this Section 7.2(h) shall become false or misleading and agrees to promptly furnish corrected information.

                             (i) OBLIGATION TO DELIVER CERTAIN FILINGS. Prior to filing any registration statement or filing made by Penton or Pittway of the kind described in this Section 7.2, and prior to filing any amendment or supplement to any of the foregoing, Penton or Pittway, as the case may be, shall deliver or cause to be delivered to the D-M Shareholders and their counsel drafts of the documents to be filed. The information in such documents as it relates to, or as it includes information that relates to, D-M or its Affiliates, or the D-M Shareholders or their Affiliates, shall be deemed approved by the D-M Shareholders if both D-M Shareholders shall approve it or if neither D-M Shareholder shall have objected in writing to such information within ten (10) days after receiving such documents. All such documents shall be deemed to have been delivered: when delivered by hand, if personally delivered; three business day after being deposited with a reputable express courier service (charges prepaid); five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged (by a telecopy machine or otherwise), if telecopied.

                  7.3 OTHER NECESSARY ACTION; FURTHER ASSURANCE. Subject to the terms and conditions herein provided, Penton, Combination Subsidiary, D-M and the D-M Shareholders agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to cause the satisfaction of the conditions to the obligations of the other Parties to effect the Merger (or, in the case of Pittway, the conditions to its obligation to effect the Spinoff) and to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals (including without limitation, in the case of Penton, any third party consents or assignments necessary to consummate the Spinoff and, in the case of D-M and the D-M

Shareholders, any third party consents or assignments necessary to consummate the Merger) and to effect all necessary registrations and filings, including, but not limited to, filings under the Securities Act and the Exchange Act and submissions of information requested by Governmental Authorities. Such actions by Penton and D-M shall include, without limitation, the preparation and delivery of their respective financial statements, and the delivery of the reports thereon and related consents, required for the registration statement referred to in Section 8.1(i). Subject to the terms and conditions herein provided, Pittway agrees to use all reasonable efforts to take, or cause to be taken, all action and to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to cause the Spinoff to be consummated and to cause the satisfaction of the conditions set forth in Sections 8.2 and
8.3 that are to be satisfied by Pittway.

                  Without limiting the generality of the preceding paragraph, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file in connection with the transactions contemplated hereby with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

                  Each of the Parties agrees that at any time and from time to time after the Effective Time such Party will execute and deliver to any other Party such further instruments or documents, and will take all such other action, as may be reasonably required to give effect to the transactions contemplated hereunder.

                  Penton agrees to use all reasonable efforts to seek the release at or prior to the consummation of the Spinoff of Pittway from any guarantee or other arrangement under which Pittway is obligated with respect to any Liability of Penton or any of its Subsidiaries and agrees to use its best efforts to seek such release after such consummation to the extent not obtained prior thereto. "Reasonable efforts" shall include Penton's delivery of substitute guarantees or other arrangements.

                  7.4 CERTAIN TAX MATTERS. Penton agrees not to take (directly or indirectly), and not to permit any of its Subsidiaries to take (directly or indirectly), any action (whether prior to, at the time of or after the Spinoff) which would cause the Spinoff not to be tax free to Pittway, the Post-Spinoff Pittway Subsidiaries and the stockholders of Pittway under the provisions of
Section 355 of the Code.

                  Each of the D-M Shareholders agrees not to take (directly or indirectly) or fail to take (directly or indirectly) any action (whether prior to, at the time of or after the Effective Time) and not to permit D-M to take (directly or indirectly) or fail to take (directly or indirectly) any action prior to the Effective Time which would cause the Merger (i) to give rise to any Tax to D-M or the Surviving Corporation or (ii) not to constitute a "reorganization" under Section 368(a) of the Code. The failure of the D-M Shareholders to give their optional notice described in Section 2.4(h) shall not constitute a breach of this agreement.

                  Penton agrees not to take (directly or indirectly) any action after the Effective Time which would cause the Merger (i) to give rise to any Tax to the Surviving Corporation, D-M or the D-M Shareholders or (ii) not to constitute a "reorganization" under Section 368(a) of the Code. Neither the failure of Penton to give its optional notice described in Section 2.4(h) nor any payment by Penton pursuant to Section 2.4(e)(ii)(B), 2.4(g), 2.4(h) or 7.16 shall constitute a breach of this agreement.

                  After the consummation of the Spinoff, Penton will not take (directly or indirectly), or permit any of its Subsidiaries to take (directly or indirectly), any action that would increase the Tax Liability of any of the companies included in Pittway's Affiliated Group for any period ending at or prior to or including the consummation of the Spinoff.

                  After the Effective Time, the D-M Shareholders will not take (directly or indirectly) any action that would increase the Tax Liability of D-M for any period ending at or prior to or including the Effective Time.

                  7.5 NO NEGOTIATIONS, ETC.

                             (a) During the period prior to the consummation of the Spinoff, except as permitted by the final paragraph of Section 6.1, Pittway shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any Person (including any of its officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Penton or any of its Subsidiaries or other similar transaction or business combination involving Penton or any of its Subsidiaries or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Pittway shall promptly notify Penton and the D-M Shareholders if any such proposal or offer, or any inquiry from or contact with any Person with respect thereto, is made and shall promptly provide Penton and the D-M Shareholders with such information regarding such proposal, offer, inquiry or contact as Penton and the D-M Shareholders may request.

                             (b) During the period prior to the Effective Time, except as permitted by the final paragraph of Section 6.1, Penton shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any Person (including any of its officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Penton or any of its Subsidiaries or other similar transaction or business combination involving Penton or any of its Subsidiaries or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Penton shall promptly notify the D-M Shareholders and Pittway if any such proposal or offer, or any inquiry from or contact with any Person with respect thereto, is made and shall promptly provide the D-M Shareholders and Pittway with such information regarding such proposal, offer, inquiry or contact as the D-M Shareholders and Pittway may request.

                             (c) During the period prior to the Effective Time, the D-M Shareholders shall not (nor shall they permit D-M to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any Person (including any officers or employees of D-M) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, D-M or other similar transaction or business combination involving D-M or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The D-M Shareholders shall promptly notify Penton and Pittway if any such proposal or offer, or any inquiry from or contact with any Person with respect thereto, is made and shall promptly provide Penton and Pittway with such information regarding such proposal, offer, inquiry or contact as Penton and Pittway may request.

                  7.6 EXPENSES. Subject to Section 9.2, and provided that Penton will bear the costs and expenses of the audit of D-M's financial statements required for the registration statement referred to in Section 8.1(i), the D-M Shareholders, jointly and severally, will bear the costs and expenses (including legal fees and expenses) incurred by D-M or the D-M Shareholders in connection with the transactions contemplated hereby, Pittway will bear its costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and Penton will bear its costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  7.7 INDEMNIFICATION AND HOLD HARMLESS AGREEMENTS.

                             (a) PENTON INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE D-M SHAREHOLDERS. Penton agrees to indemnify, defend and hold harmless the D-M Shareholders from and against any Adverse Consequences asserted against or imposed upon or incurred by either of them resulting from, relating to, or by reason of

                             (i) any breach by Penton of any of the
                  representations and warranties set forth in Article 3 (after giving effect to any disclosures made by Penton pursuant to
                  Section 7.9) or any breach by Penton or Combination Subsidiary of any covenant thereof in this Agreement, or

                             (ii) any liability of any former Subsidiary of
                  Penton (as of immediately prior to the Effective Time) other than any Subsidiary referred to under the caption "Possible Dispositions" in the Penton Disclosure Letter (it being understood that such Liabilities shall include without limitation any Tax Liabilities of any such former Subsidiary, but only to the extent not directly attributable to Penton or its Subsidiaries (as of immediately prior to the Effective
                  Time), and any Control Group Liability of Penton to the extent it is directly attributable to any such former Subsidiary).

                             (b) D-M SHAREHOLDERS INDEMNIFICATION PROVISIONS FOR BENEFIT OF PENTON AND COMBINATION SUBSIDIARY. The D-M Shareholders, jointly and severally, agree to indemnify, defend and hold harmless Penton and Combination Subsidiary and their respective directors, officers, employees and agents from and against any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of

                                     (i) any breach by the D-M Shareholders of
                  any of the representations and warranties set forth in Article 4 (after giving effect to any disclosures made by the D-M Shareholders pursuant to Section 7.9) or any breach by D-M or either D-M Shareholder of any covenant thereof in this Agreement,

                                     (ii) any Liability of any current or former
                  Affiliate of D-M (as of immediately prior to the Effective
                  Time) (it being understood that such Liabilities shall include without limitation any Tax Liabilities of any such Affiliate, but only to the extent not directly attributable to D-M, and any Control Group Liability of D-M to the extent it is directly attributable to any such Affiliate), or

                                     (iii) any untrue or alleged untrue
                  statement of material fact contained in any registration statement or filing made by Penton of the kind described in
                  Section 7.2(g), or any amendment or supplement to any of the foregoing, or any omission or alleged omission of a material fact required to be stated in any of the foregoing or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission relates to D-M or its Affiliates or the D-M Shareholders or their respective Affiliates (in each case not including Penton notwithstanding the occurrence of the Effective Time) and is contained in any information furnished in writing by a D-M Shareholder pursuant to Section 7.2(g) or is deemed approved by the D-M Shareholders pursuant to Section 7.2(i).

                             (c) PITTWAY INDEMNIFICATION PROVISIONS FOR BENEFIT OF PENTON. Pittway agrees to indemnify, defend and hold harmless Penton and its Subsidiaries and its and their directors, officers, employees and agents from and against the entirety of any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of

                                     (i) any breach by Pittway of any of the
                  representations and warranties set forth in Article 5 (after giving effect to any disclosures made by Pittway pursuant to
                  Section 7.9) or any covenant of Pittway in this Agreement,

                                     (ii) except as provided under the caption
                  "Possible Dispositions" in the Penton Disclosure Letter, any Tax Liabilities of Pittway's Affiliated Group for periods (or portions thereof) ended at the time of or prior to the consummation of the Spinoff which are not directly attributable to Penton or its then or former Subsidiaries, and any Control Group Liability arising out of events occurring or circumstances existing as of or prior to the Spinoff which is not directly attributable to Penton or its then or former Subsidiaries, or

                                     (iii) any Tax imposed on Penton or its
                  Subsidiaries resulting from the failure, as a result of the failure of Pittway to maintain control of Penton until the Spinoff as described in Section 368(c) of the Code or of actions taken after the Spinoff by Pittway or any company which after the Spinoff is a Subsidiary of Pittway, of the Spinoff to qualify as a tax-free (to Pittway and the stockholders of Pittway) distribution under Section 355 of the Code.

Notwithstanding the foregoing or any other provision of this Agreement, in no event shall Pittway be obligated to indemnify, defend and hold harmless under this Section 7.7(c) or otherwise be obligated with respect to any Adverse Consequences arising out of the condition or sufficiency of the assets or stock of Penton or any of its Subsidiaries or the existence of any Security Interests relating to such assets or stock, it being expressly understood that Pittway is making no representations or warranties directly or indirectly with respect to such assets or stock.

                             (d) PENTON INDEMNIFICATION PROVISIONS FOR BENEFIT OF PITTWAY. Penton agrees to indemnify, defend and hold harmless Pittway, the Post-Spinoff Pittway Subsidiaries, its and their directors, officers, employees and agents, and any Person who or which because of a relationship to Pittway or one of its Subsidiaries at the time of or prior to the consummation of the Spinoff would be liable (jointly and severally or otherwise) with respect to Liabilities of Pittway or of any Subsidiary of Pittway, from and against any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of

                                     (i) any Liability arising out of the
                  operations, acts, omissions or status of Penton or any of its Subsidiaries (including without limitation any such Liability arising out of events occurring or circumstances existing prior to the Spinoff),

                                     (ii) any breach by Penton of any covenant
                  of Penton in this Agreement (including without limitation any covenant set forth in Section 7.4), or

                                     (iii) any untrue or allegedly untrue
                  statement of material fact contained in any filing of Pittway of the kind described in Section 7.2(h), or any amendment or supplement to any of the foregoing, or any omission or alleged omission of a material fact required to be stated in any of the foregoing or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission relates to Penton or any of its Subsidiaries or their respective Affiliates (other than Pittway or any Post-Spinoff Pittway Subsidiary), or to D-M or an Affiliate of D-M, or to either D-M Shareholder or his Affiliates, or is contained in any information furnished in writing by Penton or a D-M Shareholder pursuant to Section 7.2(g) or (h) or is deemed approved by the D-M Shareholders pursuant to Section 7.2(i).

Notwithstanding the foregoing, in no event shall Penton be obligated to indemnify, defend and hold harmless under this Section 7.7(d) with respect to any Adverse Consequences from and against which Pittway has agreed to indemnify, defend and hold harmless Penton and its Subsidiaries and its and their directors, officers, employees and agents pursuant to Section 7.7(c) or with respect to any Adverse Consequences by reason of Taxes which Pittway has agreed to pay pursuant to the final sentence of Section 7.12(a).

                             (e) D-M SHAREHOLDERS INDEMNIFICATION PROVISIONS FOR BENEFIT OF PITTWAY. The D-M Shareholders, jointly and severally, agree to indemnify, defend and hold harmless Pittway and its directors, officers, employees and agents from and against any Adverse Consequences asserted against or imposed upon or incurred by any of them resulting from, relating to, or by reason of any untrue or allegedly untrue statement of material fact contained in any filing of Pittway of the kind described in Section 7.2(g), or any amendment or supplement to any of the foregoing, or any omission or alleged omission of a material fact required to be stated in any of the foregoing or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission relates to D-M or an Affiliate of D-M, or to either D-M Shareholder or his Affiliates (in each case not including Penton notwithstanding the occurrence of the Effective Time), and is contained in any information furnished in writing by a D-M Shareholder pursuant to Section 7.2(g) or is deemed approved by the D-M Shareholders pursuant to Section 7.2(i).

                             (f) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 7.7, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is damaged by such delay. In the event any Indemnifying Party notifies the Indemnified Party, within 15 days after the Indemnified Party has given notice of the matter, that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement, which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). In the event no Indemnifying Party notifies the Indemnified Party, within 15 days after the Indemnified Party has given notice of the matter, that such Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner the Indemnified Party may deem appropriate.

                             (g) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for Tax benefits and detriments and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money (using a discount rate of 8% per annum) in determining the amount of Adverse Consequences for purposes of this Section 7.7.

                             (h) DETERMINATION OF INDEMNIFICATION REMEDIES. The Parties agree that a representation or warranty shall be breached if it is untrue or inaccurate, and that the Adverse Consequences resulting from such breach shall be the Adverse Consequences that would not have arisen had such representation or warranty been true and accurate in all respects. Penton, D-M and the D-M Shareholders further agree that notwithstanding any other provision of this Agreement, none of them shall be obligated to indemnify the other with respect to a breach of representation or warranty relating to the applicability to the transactions contemplated by this Agreement of, or relating to such transactions' not violating, any law regarding antitrust or the competitive impact of business combinations, it being acknowledged that the risk of any such applicability or violation is viewed by Penton, D-M and the D-M Shareholders as negligible.

                             (i) LIMITATIONS.

                                     (i) No claim for indemnification under this
                  Section 7.7 arising out of the breach of any representation or warranty, including without limitation any claim related to shares of Penton Common that have been sold, shall be made by either D-M Shareholder until after the 15th day after the conclusion of the Second Reference Period (or, if such day is not a business day, the first business day thereafter).

                                     (ii) No claim for indemnification under
                  this Section 7.7 arising out of the breach of any representation or warranty shall be made after the expiration of the applicable survival period set forth in Section 10.1.

                                     (iii) Except to the extent such limitation
                  is prohibited by applicable law and such prohibition is not waivable by the indemnitee, the indemnification provisions of this Section 7.7 shall constitute the exclusive remedy of each indemnitee in connection with this Agreement or the transactions contemplated herein, including without limitation for any of the matters described in Sections 7.7(a), (b), (c),
                  (d) and (e). To the
                  maximum extent permitted by applicable law, each indemnitee waives the benefit of any such prohibition.

                             (j) BASKET FOR CERTAIN INDEMNIFICATION CLAIMS. Penton shall have no obligation to indemnify the D-M Shareholders from and against any Adverse Consequences resulting from, relating to or by reason of any breach by Penton of the representations and warranties set forth in Article 3 (other than in the last sentence of Section 3.3(b) or in Section 3.9) until the D-M Shareholders have suffered aggregate Adverse Consequences by reason of all such breaches as to which claims for indemnification are permitted hereunder and have been timely made against Penton within the period provided therefor hereunder in excess of $.5 million (at which point Penton shall be obligated to indemnify the D-M Shareholders from and against the Adverse Consequences exceeding $.5 million resulting from, relating to or by reason of all such breaches as to which claims for indemnification are permitted hereunder and have been timely made; which indemnification obligation shall be discharged in full by Penton's payment of an amount equal to such excess Adverse Consequences). The D-M Shareholders shall have no obligation to indemnify Penton from and against any Adverse Consequences resulting from, relating to or by reason of any breach by the D-M Shareholders of the representations and warranties contained in Article 4 (other than in the last four sentences of Section 4.4(b) or in Section 4.12) until Penton has suffered aggregate Adverse Consequences by reason of all such breaches as to which claims for indemnification have been timely made against the D-M Shareholders within the period provided therefor hereunder in excess of $.5 million (at which point the D-M Shareholders shall be obligated to indemnify Penton from and against the Adverse Consequences exceeding $.5 million resulting from, relating to or by reason of all such breaches as to which claims for indemnification have been timely made).

                  7.8 EMPLOYEE MATTERS.

                             (a) EMPLOYEE BENEFIT LIABILITIES. Except as otherwise set forth in this Agreement, as of the date of consummation of the Spinoff, Penton shall assume, and Penton shall thereafter bear and discharge, all Liabilities (whether or not such Liabilities arose prior to or arise on or after the date of consummation of the Spinoff) of Pittway and the Post-Spinoff Pittway Subsidiaries relating to employee benefits with respect to all Covered Penton Employees/Dependents, including but not limited to Liability for continuation medical benefits coverage pursuant to Section 4980B of the Code, Part 6, Subtitle B of Title I of ERISA or applicable state law and all other post-employment medical benefits coverage; provided, however, that such Liabilities with respect to employee benefits shall exclude any Liability directly resulting from Pittway's or a Post-Spinoff Pittway Subsidiary's willful or negligent failure, if any, to comply with ERISA or the Code, unless such failure of Pittway or such Subsidiary is, in whole or in part, caused or contributed to by any employee or former employee of Penton or any of its Subsidiaries. Assets equal to certain of such Liabilities shall be transferred to Penton in accordance with the terms of this Section 7.8.

                             (b) PENTON PENSION PLANS. Effective as of the date of consummation of the Spinoff, Penton shall establish new Employee Pension Benefit Plans that meet the qualification requirements of
         Section 401(a) of the Code (and related trusts that meet the requirements of Section 501(a) of the Code) and that are (except as hereinafter provided in this Section 7.8) identical in all material respects to the Employee Pension Benefit Plans of Pittway that covered Penton Employees/Dependents immediately prior to the date of consummation of the Spinoff. Each Penton Employee Pension Benefit Plan shall contain terms and conditions sufficient to fulfill the requirements of Section 411(d)(6) of the Code concerning the preservation of optional forms of benefits in qualified plan asset transfers with respect to assets and Liabilities transferred from any Employee Pension Benefit Plan of Pittway to any such Employee Pension Benefit Plan of Penton in accordance with this Section 7.8.

                                     (i) PENTON 401(k) PLAN. The new Employee
                  Pension Benefit Plan of Penton that is a Defined Contribution Plan intended to be qualified under Section 401(a) of the Code and intended to meet the requirements of Section 401(k) of the Code (the "PENTON 401(K) PLAN") need not include as an investment option the stock of any of Pittway, Penton or AptarGroup, Inc. The Penton 401(k) Plan and each corresponding tax exempt trust thereunder shall accept transfers of account balances of the Covered Penton Employees/Dependents from the Pittway Blue Chip Plan and the trust or trusts established thereunder. As soon as practicable after the date of consummation of the Spinoff, but in any event not earlier than the date as of which Penton submits to Pittway evidence reasonably acceptable to Pittway that the Penton 401(k) Plan meets the requirements of Sections 401(a), 401(k), 401(m) and 411(d)(6) of the Code, Pittway shall cause the trustees of the trust or trusts under the Pittway Blue Chip Plan to transfer to the trust or trusts established under the Penton 401(k) Plan assets equal to the account balances (including all vested and unvested portions thereof) of Covered Penton Employees/Dependents under the Pittway Blue Chip Plan valued as of the day before the date of transfer. Such account balances shall include all employee salary reduction contributions, employer matching contributions and employer contributions from the prior Penton profit-sharing plan previously combined with the Pittway BlueChip Plan (and earnings thereon, if any) made or to be made under the Pittway Blue Chip Plan with respect to all periods ending on the date of consummation of the Spinoff. Such transfer of account balances shall be made in cash or property, or a combination of cash and property, as mutually agreed upon by Pittway and Penton. Each Covered Penton Employee/Dependent who, as of the date of transfer, has a loan outstanding under the Pittway Blue Chip Plan shall have such loan transferred to the Penton 401(k) Plan, and the Penton 401(k) Plan shall provide for such loan to continue on the same terms established under the Pittway Blue Chip Plan (but in any event in accordance with applicable law). Pittway shall cause the plan loan provisions of the Pittway Blue Chip Plan to be timely amended to provide that, effective as of the date of consummation of the Spinoff, each Covered Penton Employee/Dependent with a loan outstanding as of such date shall be permitted to continue repayment of such loan until the earliest of the date of the asset transfer contemplated in this Section 7.8(b)(i), the date on which an event of default occurs with respect to the loan, or the date the loan (plus all accrued interest thereon) is fully repaid in accordance with its terms. From the date of consummation of the Spinoff until the date of the asset transfer contemplated in this Section 7.8(b)(i), Pittway agrees to administer and timely pay benefits from the Pittway Blue Chip Plan and the trust or trusts thereunder with respect to Covered Penton Employees/Dependents to the extent that any such benefits become due and payable.

                                     (ii) PENTON PENSION PLAN. The new Employee
                  Pension Benefit Plan of Penton that is a Defined Benefit Plan covering Covered Penton Employees/Dependents on and immediately after the date of consummation of the Spinoff shall be referred to hereinafter as the "PENTON PENSION PLAN." As soon as practicable after the date of consummation of the Spinoff, but in any event not earlier than the date as of which Penton submits to Pittway evidence reasonably acceptable to Pittway that the Penton Pension Plan meets the requirements of Sections 401(a) and 411(d)(6) of the Code, Pittway shall cause the trustees of the trust under the Pittway Salaried Plan to transfer to the trust under the Penton Pension Plan assets (in cash and/or property mutually agreed upon between Pittway and Penton) equal to $45,000,000 (which will exceed the aggregate Accumulated Benefit Obligation (as defined in Financial Accounting Standards Board Statement No. 87 ("FAS 87")) as of the date of consummation of the Spinoff for each Covered Penton Employee/Dependent (and beneficiary of any deceased such former employee, as the case may be)) plus a pro rata portion, based on such amount, of the earnings (or less a pro rata portion, based on such amount, of the losses) during the period from January 1, 1998 to the actual date of transfer on the total assets in the trust under the Pittway Salaried Plan, adjusted to reflect any benefits payments made during such period from the Pittway Salaried Plan and the trust thereunder with respect to Covered Penton Employees/Dependents pursuant to the final sentence of this Section 7.8(b)(ii) or otherwise. For purposes of this Section 7.8(b)(ii), the determination of such Accumulated Benefit Obligation shall be based on the actuarial assumptions set forth in the most recent FAS 87 actuarial valuation for the Pittway Salaried Plan. The final determination of such Accumulated Benefit Obligation shall be made by agreement of Pittway and Penton. If within a reasonable period of time Pittway and Penton cannot agree on the determination of the amount of assets to be transferred, such determination shall be made by a third party mutually agreeable to Pittway and Penton, whose fees and expenses shall be borne equally by Pittway and Penton and whose determination shall be binding on Pittway and Penton. From the date of consummation of the Spinoff until the date of the asset transfer contemplated in this Section 7.8(b)(ii), Pittway and Penton, in accordance with past practice, shall administer and cause the timely payment of benefits from the Pittway Salaried Plan and the trust thereunder with respect to Covered Penton Employees/Dependents to the extent that any such benefits become due and payable.

                                     (iii) ADDITIONAL ASSET TRANSFER COVENANTS.
                  Notwithstanding the foregoing provisions of this Section 7.8(b), each transfer of assets and Liabilities provided for in this section shall satisfy the requirements of Section 414(l) of the Code. In connection with each such transfer of assets and Liabilities, Pittway and Penton agree to execute such documents, to adopt such plan amendments, and to make such governmental filings as may be necessary or desirable to effectuate the transfer in a timely manner and in accordance with applicable law.

                             (c) PENTON EMPLOYEE WELFARE BENEFIT PLANS.
         Effective as of the date of consummation of the Spinoff, Penton shall establish new Employee Welfare Benefit Plans that are identical in all material respects to the Employee Welfare Benefit Plans of Pittway that covered the Covered Penton Employees/Dependents on or immediately prior to the date of consummation of the Spinoff. Penton's Employee Welfare Benefit Plans shall credit toward 1998 deductible and co-payment requirements all deductibles and co-payments made by Covered Penton Employees/Dependents under Pittway's Employee Welfare Benefit Plans during the 1998 calendar year, including all such payments made prior to the date of consummation of the Spinoff.

                                     (i) PENTON 501(c)(9) TRUST. Prior to the
                  date of consummation of the Spinoff, Penton shall take all steps necessary to establish the Penton 501(c)(9) Trust (which shall be identical in all material respects to the Pittway 501(c)(9) Trust) for the purpose of funding medical plan benefits for Covered Penton Employees/Dependents and Pittway shall take all steps necessary to transfer to the Penton 501(c)(9) Trust from the Pittway 501(c)(9) Trust an appropriate amount of assets equal to employee and employer contributions (plus earnings, if any, thereon) in the Pittway 501(c)(9) Trust as of the date of transfer that are attributable to Covered Penton Employees/Dependents.

                                     (ii) HEALTH AND DENTAL EXPENSE CLAIMS. With
                  respect to Covered Penton Employees/Dependents, Penton shall assume, bear and discharge all Liabilities with respect to all health and dental expense claims, whether incurred on, prior to or after the date of consummation of the Spinoff and whether reported on, prior to, or after such date.

                                     (iii) OTHER WELFARE BENEFIT CLAIMS. Penton
                  shall be responsible, under Employee Welfare Benefit Plans of Penton that provide group universal or other life, accidental death and dismemberment, business travel accident, personal accident and/or long-term disability insurance, for all Liabilities that arise on or after the date of consummation of the Spinoff for Incidents with respect to the Covered Penton Employees/Dependents (and Pittway shall not have any Liability whatsoever for any of such Liabilities) and Pittway shall retain all Liabilities (and Penton shall not assume any Liability) under Pittway's Employee Welfare Benefit Plans that provide group universal or other life, accidental death and dismemberment, business travel accident, personal accident and/or long-term disability insurance for Incidents occurring prior to the date of consummation of the Spinoff with respect to such individuals; except that Penton shall assume, bear and discharge all Liabilities with respect to claims under Penton Retiree Life Insurance regardless of when the related Incidents occur. For purposes of the preceding sentence, "Incident" includes, without limitation, injury, disability, death, and accident.

                             (d) DISPUTED EMPLOYEE BENEFIT CLAIMS. With respect to any disputed employee benefit plan claim of any Covered Penton Employee/ Dependent with respect to any period ending on or prior to the date of consummation of the Spinoff, Penton shall have the right to prepare any response or defense thereto (or approve or deny approval of any response or defense prepared by Pittway) to the extent such claim is in connection with a Liability assumed by Penton pursuant to this Agreement.

                             (e) WORKERS' COMPENSATION CLAIMS. Penton shall be responsible for all Liabilities for workers' compensation claims made by any Covered Penton Employee/Dependent, whether made on, prior to or after the date of consummation of the Spinoff. From and after the Spinoff, Penton shall be responsible for maintaining any and all insurance with respect to such Liabilities and/or claims required by applicable law.

                             (f) PENTON 1998 STOCK AWARDS PLAN. Effective as of the date of consummation of the Spinoff, Penton shall establish the Penton 1998 Stock Awards Plan.

                             (g) PENTON 1998 DIRECTOR STOCK OPTION PLAN.
         Effective as of the date of consummation of the Spinoff, Penton shall establish the Penton 1998 Director Stock Option Plan.

                             (h) PENTON SERP. Effective as of the date of consummation of the Spinoff, Penton shall establish a Supplemental Executive Retirement Plan with terms as favorable to Thomas L. Kemp and Daniel J. Ramella as under the respective supplemental executive retirement plans of Pittway in which they participate pursuant to their existing Employment Agreements with Penton.

                             (i) COVERAGE OF SURVIVING CORPORATION'S EMPLOYEES. Prior to the Effective Time: (i) D-M shall take such action as is necessary to cause each of its employee benefit plans and programs to terminate immediately prior to the Effective Time and to cause any distributions required upon such termination pursuant to the terms of such plans and programs to be made promptly thereafter, it being understood that D-M has terminated its Employee Profit Sharing Plan as of December 31, 1997 and that no distributions will be made thereunder in respect of any profits of D-M in 1998 or thereafter; and (ii) Penton shall take such action as is necessary to cause the active full-time employees of D-M immediately prior to the Effective Time to commence coverage as employees of Surviving Corporation immediately after the Effective Time under each of Penton's then employee benefit plans and programs, subject to satisfaction of such requirements for eligibility and coverage as may be in force from time to time. For purposes of each of such employee benefit plans and programs of Penton, each such employee of the Surviving Corporation shall be credited with his or her years of service with D-M for eligibility, waiting period and vesting requirements and (except in the case of any Penton Employee Benefit Pension Plan) for purposes of benefit levels, and shall be credited with all deductibles and co-payments made by him or her under D-M's Employee Welfare Benefit Plans during the 1998 calendar year, including all such payments made prior to the Effective Time, for corresponding 1998 deductible and co-payment requirements under Penton's Employee Welfare Benefit Plans, and any exclusion of a pre-existing condition from coverage under any medical plan or program shall be waived except (to the extent permitted by applicable law) to the extent such exclusion applies to a particular employee immediately prior to the Effective Time under D-M's medical plans and programs.

                  7.9 UPDATE OF DISCLOSURE LETTERS. Immediately prior to the Effective Time, each of Penton, the D-M Shareholders and Pittway shall update its or their respective Disclosure Letter so that, had such updated disclosures been included in such Disclosure Letter, its or their representations in this Agreement would be true and correct as of the Effective Time.

                  7.10 AGREEMENT REGARDING DISTRIBUTION OF PENTON COMMON ON CERTAIN PITTWAY SHARES. Harris Trust and Savings Bank, in its capacity as successor merger exchange agent in connection with the 1989 Merger Agreement (as defined below), holds certificates representing shares of Pittway capital stock (the "UNCLAIMED PITTWAY SHARES") for which certificates representing shares of common stock of Pittway Corporation, a Pennsylvania corporation ("OLD PITTWAY"), have not yet been surrendered in the manner required in connection with the merger of Old Pittway into Pittway in December of 1989. Under the terms of the Amended and Restated Merger Agreement and Plan of Reorganization dated as of October 11, 1989 between Pittway (then known as Standard Shares, Inc.) and Old Pittway (the "1989 MERGER AGREEMENT"), the Unclaimed Pittway Shares are required to be held by an exchange agent selected by Pittway until certificates representing such shares are surrendered to such exchange agent. In the event that any Unclaimed Pittway Shares are issued upon the surrender of such certificates, however, Pittway is obligated under the 1989 Merger Agreement to deliver certificates representing such Unclaimed Pittway Shares along with all dividends that have been paid with respect thereto after the date of the merger of Old Pittway into Pittway (including stock dividends such as the distribution of Penton Common in the Spinoff as well as all dividends paid with respect to shares issued in any stock dividend such as dividends that may be paid with respect to Penton Common issued in the Spinoff). Penton Common shall be issued in the Spinoff with respect to Unclaimed Pittway Shares outstanding as of the record date for the Spinoff and such Penton Common shall be delivered to Harris Trust and Savings Bank, in its capacity described above. Penton agrees to treat such shares of Penton Common as outstanding for all purposes, including the payment of dividends (which shall be paid to Harris Trust and Savings Bank in its capacity described above).

                  7.11 AGREEMENT REGARDING TRANSITIONAL SERVICES. Pittway agrees to provide assistance to Penton subsequent to the Effective Time in connection with Penton's preparation of its Tax returns for periods ending on or prior to December 31, 1998 and in connection with its other Tax matters for such periods, as reasonably requested by Penton reasonably in advance. Pittway and Penton shall negotiate on an arm's length basis an appropriate fee to be paid for any such assistance so provided. In no event shall Pittway be required to provide, nor shall it provide, assistance in any tax year (including any short tax year) of Penton for which fees in excess of $60,000 would be payable.

                  7.12 AGREEMENT REGARDING POST-SPINOFF TAX RETURNS AND OTHER POST-SPINOFF TAX MATTERS.

                             (a) Pittway shall include Penton and its Subsidiaries in Pittway's federal income Tax Returns (and any state, local or foreign income Tax Returns) hereafter filed by Pittway ("PITTWAY RETURNS") to the extent permitted by law. To the extent that they relate to Penton and its Subsidiaries, Pittway shall prepare such Pittway Returns in a manner consistent with past Pittway Returns. Pittway shall allow Penton an opportunity to review and comment on such Pittway Returns to the extent that they relate to Penton and its Subsidiaries. Pittway shall pay all Taxes reported on such Pittway Returns and Pittway shall pay the cost of preparing such Pittway Returns (it being expressly understood that Pittway shall not be obligated with respect to any Taxes arising out of the operations of Penton and its Subsidiaries that for any reason whatsoever are not reported on such Pittway Returns).

                             (b) Pittway and Penton shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Pittway and Penton agree (A) to retain all books and records with respect to Tax matters pertinent to Penton and its Subsidiaries relating to any taxable period beginning before the consummation of the Spinoff until the expiration of the statute of limitations (and, to the extent notified by Pittway or Penton, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements related to such books and records entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, to allow the other party to take possession of such books and records. Pittway shall promptly notify Penton upon receipt by Pittway of notice of any pending audits of, or assessments relating to, a Pittway Return which may result in a Liability of Penton or any of its Subsidiaries. Pittway shall consult with Penton from time to time with respect to any such audit or administrative or judicial proceeding to the extent such audit or proceeding involves a Liability of Penton or any of its Subsidiaries and will give Penton such information with respect thereto as Penton may reasonably request.

                  7.13 D-M SHAREHOLDERS NON-COMPETE, NON-SOLICITATION. Each of the D-M Shareholders hereby acknowledges and agrees that:

                             (a) The assets of D-M include trade secrets and customer lists of and other confidential information concerning D-M.

                             (b) During the period of three years after the Effective Time such D-M Shareholder shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, anywhere in the United States, the publishing or production of any Business Information Product that competes with a Business Information Product being published or produced by D-M immediately prior to the Effective Time.

                             (c) During the period of three years following the Effective Time, such D-M Shareholder shall not in any manner, directly or indirectly, (i) induce or attempt to induce any employee of Penton, the Surviving Corporation or any of Penton's other Subsidiaries to quit or abandon his employ, or any customer of Penton, the Surviving Corporation or any of Penton's other Subsidiaries to quit or abandon its relationship, for any purpose whatsoever, or (ii) in connection with any business to which (b) above applies, call on, service, solicit or otherwise do business with any then current or prospective customer of Penton, the Surviving Corporation or any of Penton's other Subsidiaries.

                  Nothing in this Section 7.13 shall prohibit either D-M Shareholder from being: (i) a stockholder in a mutual fund or a diversified investment company, (ii) a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as he has no active participation in the business of such corporation and (iii) a passive owner of any or all of the outstanding stock of a corporation which is not publicly traded, so long as such corporation, if it were such D-M Shareholder, would not be in breach of the provisions of (b) and (c) above.

                  If, at the time of enforcement of this Section against a D-M Shareholder, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, such D-M Shareholder agrees that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  Each D-M Shareholder agrees that Penton would be damaged irreparably in the event any of the provisions of this Section 7.13 were not performed in accordance with its specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, Penton or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

                  7.14 PENTON DIRECTORS. At the Effective Time, the Board of Directors of Penton shall consist of the following eleven members: Donohue and Meehan (each of whom shall be elected to serve until Penton's 2000 annual meeting), King Harris, Thomas L. Kemp, Daniel J. Ramella and six other members who shall have been designated by Pittway and each of whom shall have agreed to serve as such, to be so identified in the registration statement registering the Spinoff under the Securities Act and to provide the information with respect to him or her required to be included in such registration statement. At the Effective Time, King Harris shall be non-executive Chairman of the Board of Penton. Notwithstanding the foregoing, in the event that prior to the Effective Time Meehan or Donohue becomes unable to serve, he shall be replaced by another individual designated by the D-M Shareholders and reasonably agreeable to Pittway, and in the event that prior to the Effective Time Mr. Harris, Mr. Kemp or Mr. Ramella becomes unable to serve, he shall be replaced by another individual designated by Pittway. Following the Effective Time and prior to December 31, 1999, the Board of Directors shall at no time consist of more than fifteen members.

                  7.15 POST-EFFECTIVE TIME CASH CONTRIBUTIONS/RETURN.

                             (a) In the event that at any time during the period of 120 days after the Effective Time the Surviving Corporation's cash and cash equivalents (including for this purpose funds theretofore withdrawn from the Surviving Corporation by Penton, other than as payment for products or services provided or as repayment of funds provided, net of returns thereof) are insufficient to pay its liabilities and obligations which would then have been paid in the Ordinary Course of Business of D-M while maintaining a cash and cash equivalents balance equal to the then Unpaid Adjusted D-M Liabilities, without any capital contribution, loan, advance or other cash infusion from any other source (including without limitation from the collection of the Distributed D-M Accounts Receivable), the D-M Shareholders, jointly and severally, will immediately pay to the Surviving Corporation the amount of the deficit. No such payment shall create any interest of any D-M Shareholder in, or claim of any D-M Shareholder against, the Surviving Corporation nor shall any such payment be repaid by the Surviving Corporation, except as provided in (b) below.

                             (b) In the event that, due to estimating error, at each time during the period of 120 days after the Effective Time the Surviving Corporation's cash and cash equivalents (including for this purpose funds theretofore withdrawn from the Surviving Corporation by Penton, other than as payment for products or services provided or as repayment of funds provided, net of returns thereof) exceed an amount sufficient to pay its liabilities and obligations which would then have been paid in the Ordinary Course of Business of D-M while maintaining a cash and cash equivalents balance equal to the then Unpaid Adjusted D-M Liabilities, without any capital contribution, loan, advance or other cash infusion from any other source (including without limitation from the collection of the Distributed D-M Accounts Receivable), the Surviving Corporation will return to the D-M Shareholders promptly following the expiration of such period, without any interest thereon, an amount equal to the smallest such excess.


                  7.16 POST-EFFECTIVE TIME RECEIVABLES COLLECTION. During the period of 180 days after the Effective Time (the "COLLECTION PERIOD"), the Surviving Corporation, as the agent of the D-M Shareholders, will use efforts to collect the Distributed D-M Accounts Receivable comparable to those efforts the Surviving Corporation uses to collect its own trade accounts receivable of similar amounts and ages; provided however, that the Surviving Corporation will not be required to retain or utilize legal counsel or any collection service, or to institute legal proceedings, as a part of its efforts to collect the Distributed D-M Accounts Receivable.

                  If an obligor on any of the Distributed D-M Accounts Receivable is also an obligor on one or more trade accounts receivable of the Surviving Corporation at the time such obligor makes a payment to the Surviving Corporation to be applied toward such obligor's trade accounts payable, such payment will be applied as indicated by such obligor. It is understood that an obligor may indicate an application of an amount paid by it toward its accounts payable either expressly by reference to a particular invoice or implicitly because the amount paid corresponds to one or more of such accounts payable. It is further understood that an express indication regarding the application of a payment may arise subsequent to the Surviving Corporation's receipt of such payment, as it will be the Surviving Corporation's practice to request direction from obligors on its accounts receivable (and the Distributed D-M Accounts Receivable) in the event payments on such obligors' accounts payable are not accompanied by express directions regarding the application thereof.

                  Within 5 business days after the end of each calendar month included in the Collection Period, and within 5 business days after the end of the Collection Period, the Surviving Corporation will pay to the D-M Shareholders an amount equal to the amounts received by the Surviving Corporation in good funds as of the end of such calendar month or the end of the Collection Period, as the case may be, from its collection of the Distributed D-M Accounts Receivable which the Surviving Corporation has not theretofore paid to the D-M Shareholders.

                  Subsequent to the Collection Period, if either the Surviving Corporation or the D-M Shareholders receives a payment on a receivable owned by the other, it or they will promptly forward such payment to the owner.

                                    ARTICLE 8

                                   CONDITIONS

                  8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Penton, Combination Subsidiary, D-M and the D-M Shareholders to effect the Merger shall be subject to the condition that the Spinoff shall have been consummated at or prior to the Effective Time. The respective obligations of Penton, Combination Subsidiary, D-M and the D-M Shareholders to effect the Merger shall also be subject to, and the obligation of Pittway to effect the Spinoff shall be subject to, the fulfillment at or prior to the Effective Time of the following conditions:

                             (a) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired;

                             (b) all Governmental Actions (other than routine qualifications to do business intended to be obtained as needed) required to be taken, given or obtained that are necessary in connection with the transactions contemplated by this Agreement shall
         (i) have been taken, given or obtained, (ii) be in full force and effect as of the Effective Time and (iii) not be subject to any pending proceedings or appeals, administrative, judicial or otherwise (and the time for appeal with respect to any Governmental Action shall have expired, or, if an appeal shall have been taken, it shall have been dismissed);

                             (c) there shall not be threatened, instituted or pending any action or proceeding before any court or Governmental Authority, whether within or outside the United States, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Spinoff or the Merger, or seeking to obtain material damages in connection with the Spinoff or the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Penton of all or a material portion of the business or assets of D-M, or to compel Penton or any of its Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets thereof, (iii) seeking to impose or confirm limitations on the ability of Penton effectively to exercise directly or indirectly full rights of ownership of the shares of capital stock of the Surviving Corporation or any of its other Subsidiaries, including without limitation the right to vote such shares on all matters properly presented to the shareholders of any such company, (iv) seeking to require direct or indirect divestiture by Penton of any shares of capital stock of the Surviving Corporation or any of its other Subsidiaries, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Penton or the D-M Shareholders as a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto), (vii) which otherwise is reasonably likely to have a Material Adverse Effect on Penton or the Surviving Corporation, or (viii) otherwise relating in any material respect to the Spinoff or the Merger;

                             (d) there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the Spinoff or the Merger by any Governmental Authority which is reasonably likely to, directly or indirectly, result in any of the consequences referred to in (c) above;

                             (e) Penton shall have entered into credit arrangements sufficient to enable it to repay at the time of the Spinoff its then outstanding indebtedness to Pittway and to provide it with sufficient working capital for its foreseeable post-Spinoff needs taking into account the provisions of this Agreement;

                             (f) there shall not have occurred and be continuing
         (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the National Association of Securities Dealers Automated Quotation System, National Markets System, or in the United States over-the-counter market, or
         (ii) any action by any Governmental Authority which would limit or adversely affect the extension of credit to Penton pursuant to the credit arrangements referred to in (e) above;

                             (g) the Penton Common shall have been registered under the Exchange Act pursuant to a registration statement of Penton and such registration statement shall have become effective and shall not be subject to any stop order and no stop order proceeding with respect thereto shall have been initiated or threatened by the Commission;

                             (h) if necessary, the Penton Common to be issued to the D-M Shareholders pursuant to this Agreement shall have been registered under all applicable United States state securities or blue sky laws;

                             (i) a registration statement of Penton registering the Spinoff under the Securities Act shall have become effective and shall not be subject to any stop order and no stop order proceeding with respect thereto shall have been initiated or threatened by the Commission;

                             (j) the Penton Common to be issued in the Spinoff and to be issued or contingently issued to the D-M Shareholders pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, or for trading on the National Association of Securities Dealers Automated Quotation System, National Market System, upon official notice of issuance;

                             (k) Pittway shall not have been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in any way adverse to Pittway or its stockholders; and Pittway shall not have determined in good faith that the representations and assumptions underlying the Ruling are untrue or incorrect in any material respect;

                             (l) Pittway, and Penton and each of its
         Subsidiaries, shall have obtained each consent and approval necessary in order that the Spinoff and the Merger not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on the stock or assets of Penton or any of its Subsidiaries pursuant to the provisions of, any agreement, arrangement, understanding, license, franchise or permit to which any of them is a party or by which any of them is bound, which individually or in the aggregate would be material;

                             (m) D-M shall have obtained each consent and approval necessary in order that the Merger not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on the stock or assets of the Surviving Corporation pursuant to the provisions of, any agreement, arrangement, understanding, license, franchise or permit to which D-M is a party or by which it is bound, which individually or in the aggregate would be material;

                             (n) except as contemplated in Sections 2.4(d) and 7.14, each person who is a director, officer or employee of Pittway or any Post-Spinoff Pittway Subsidiary shall have resigned from each office and directorship held by him at Penton and its Subsidiaries;

                             (o) at the Closing, Donohue and Penton, and Meehan and Penton, shall have entered into Employment Agreements in the forms of EXHIBIT E and EXHIBIT F, respectively (the "EMPLOYMENT AGREEMENTS"); and

                             (p) no party hereto shall have terminated this Agreement as permitted herein.

                  8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF D-M AND THE D-M SHAREHOLDERS. The obligations of D-M and the D-M Shareholders to effect the Merger are also subject to the following conditions:

                             (a) except as contemplated by this Agreement, the representations and warranties of Penton in Article 3 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (without giving effect to any updating disclosures made by Penton pursuant to Section 7.9), and each of Pittway, Penton and Combination Subsidiary shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time;

                             (b) the D-M Shareholders shall not have discovered any Undisclosed Penton Matter, and there shall not have occurred any Adverse Penton Change, the effect of which, individually or in the aggregate, is materially adverse to the value of Penton and its Subsidiaries taken as a whole compared to the value of Penton and its Subsidiaries reflected in the Penton Financial Statements;

                             (c) Penton shall have furnished to the D-M
         Shareholders a certificate in which Penton shall certify that an appropriate inquiry has been made of the executive officers of Penton and its Subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by Penton in this Agreement and for the performance of the covenants of Penton set forth in this Agreement, and that after completion of such inquiry, Penton has no reason to believe that the conditions set forth in Sections 8.2(a) and (b) have not been fulfilled;

                             (d) Penton shall have furnished to the D-M
         Shareholders (i) copies of the text of the resolutions by which the corporate action on the part of Penton necessary to approve this Agreement and the Merger was taken, (ii) certificates executed on behalf of Penton and Combination Subsidiary by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to the D-M Shareholders that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) incumbency certificates executed on behalf of Penton and Combination Subsidiary by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying the signature and office of each officer thereof executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                             (e) the Certificate of Incorporation and By-Laws of Penton shall have been amended and restated to read as set forth in EXHIBITS C AND D attached hereto;

                             (f) the D-M Shareholders shall have received a letter addressed to them from Jones, Day, Reavis & Pogue, ongoing counsel to Penton, or as to certain of the matters in (vii) below from local counsel to Penton, dated the date of the Closing, based on customary reliance and subject to customary qualifications, to the effect that:

                                     (i) Penton is a corporation existing and in
                  good standing under the laws of the State of Delaware and is duly qualified to conduct business as a foreign corporation in the State of Ohio.

                                     (ii) Combination Subsidiary is a
                  corporation existing and in good standing under the laws of the State of Illinois.

                                     (iii) Each of Penton and Combination
                  Subsidiary has the corporate power to consummate the transactions on its part contemplated by this Agreement. Each of Penton and Combination Subsidiary has duly taken all requisite corporate action to authorize this Agreement and such transactions; and this Agreement and the Employment Agreements, insofar as they purport to obligate Penton or Combination Subsidiary to the D-M Shareholders, have been duly executed and delivered by Penton and Combination Subsidiary and constitute the valid, binding and enforceable obligations of Penton or Combination Subsidiary.

                                     (iv) The authorized capital of Penton
                  consists of 60,000,000 shares of capital stock designated "Common Stock," of which the number of shares indicated in such letter (including shares transferred in the Spinoff) are outstanding, and 2,000,000 shares of capital stock designated "Preferred Stock," none of which are outstanding, all of which outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable (for purposes of which such counsel may rely upon a certificate of the Secretary of Pittway as to the number of shares of Pittway stock outstanding immediately prior to the consummation of the Spinoff and may assume that such shares are duly and validly issued and fully paid and non-assessable).

                                     (v) The registration statement pursuant to
                  which the Penton Common is registered under the Exchange Act has become effective under the Exchange Act and to such counsel's knowledge no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or are contemplated by the Commission.

                                     (vi) The Penton Common to be issued or
                  contingently issued to the D-M Shareholders pursuant to this Agreement has been duly authorized and will, at the time of its issuance pursuant to this Agreement, be validly issued, fully paid and nonassessable.

                                     (vii) Penton wholly owns, directly or
                  indirectly, all of the outstanding capital stock of each of its Subsidiaries; and

                             (g) each of the conditions set forth in Sections 8.3(e), (f) and (h) shall have been satisfied (without giving effect to any waiver by Penton).

                  8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PENTON AND COMBINATION SUBSIDIARY. The obligations of Penton and Combination Subsidiary to effect the Merger are also subject to the following conditions:

                             (a) except as contemplated by this Agreement, the representations and warranties of the D-M Shareholders in Article 4 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (without giving effect to any updating disclosures made by the D-M Shareholders pursuant to
         Section 7.9), the representations and warranties of Pittway in Article 5 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (without giving effect to any updating disclosures made by Pittway pursuant to
         Section 7.9), and D-M, the D-M Shareholders and Pittway shall in all material respects have performed each obligation and agreement of it, them and it, respectively, and complied with each covenant to be performed and complied with by it, them and it, respectively, hereunder at or prior to the Effective Time;

                             (b) Penton shall not have discovered any Undisclosed D-M Matter, and there shall not have occurred any Adverse D-M Change, the effect of which, individually or in the aggregate, is materially adverse to the value of D-M compared to the value of D-M reflected on the D-M Financial Statements;

                             (c) the D-M Shareholders shall have furnished to Penton a certificate in which each of the D-M Shareholders shall certify that an appropriate inquiry has been made of the executive officers of D-M having principal responsibilities for the matters as to which representations and warranties related to D-M have been made by the D-M Shareholders in this Agreement and for the performance of the covenants of D-M and the D-M Shareholders related to D-M set forth in this Agreement, and that after completion of such inquiry, neither of the D-M Shareholders has any reason to believe that the conditions relating to the representations and warranties of the D-M Shareholders and such performance set forth in Section 8.3(a) and the condition set forth in Section 8.3(b) have not been fulfilled;

                             (d) the D-M Shareholders shall have furnished to Penton (i) copies of the text of the resolutions by which the corporate action on the part of D-M necessary to approve the Merger was taken,
         (ii) a certificate executed on behalf of D-M by its corporate secretary or one of its assistant corporate secretaries certifying to Penton that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of D-M by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of D-M executing any agreement, certificate or other instrument executed pursuant hereto;

                             (e) Pittway shall have furnished to Penton a certificate in which Pittway shall certify that an appropriate inquiry has been made of the executive officers of Pittway having principal responsibilities for the matters as to which representations and warranties have been made by Pittway in this Agreement and for the performance of the covenants of Pittway set forth in this Agreement, and that after completion of such inquiry, Pittway has no reason to believe that the conditions relating to such representations and warranties and such performance set forth in Section 8.3(a) have not been fulfilled;

                             (f) Pittway shall have furnished to Penton (i) copies of the text of the resolutions by which the corporate action on the part of Pittway necessary to approve this Agreement and the Spinoff was taken, (ii) a certificate executed on behalf of Pittway by its corporate secretary or one of its assistant corporate secretaries certifying to Penton that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Pittway by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Pittway executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                             (g) Penton shall have received a letter addressed to it from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for D-M and the D-M Shareholders, dated the date of the Closing, based on customary reliance and subject to customary qualifications, to the effect that:

                                     (i) D-M is a corporation existing and in
                  good standing under the laws of the State of Illinois.

                                     (ii) D-M has the corporate power to
                  consummate the transactions on its part contemplated by this Agreement. D-M has duly taken all requisite corporate action to authorize this Agreement; and this Agreement, insofar as it purports to obligate D-M to Penton, has been duly executed and delivered by D-M and constitutes the valid, binding and enforceable obligation of D-M.

                                     (iii) The authorized capital of D-M
                  consists of 700 shares of D-M Common Stock, 300 shares of Common Stock - Series B, without par value, and 200 shares of Preferred Stock, without par value, of which 700 shares of D-M Common Stock are outstanding, all of which outstanding shares were validly issued and are fully paid and non-assessable.

                                     (iv) This Agreement, insofar as it purports
                  to obligate the D-M Shareholders to Penton, has been duly executed and delivered by each of the D-M Shareholders and constitutes a valid, binding and enforceable obligation of each of them.

                                     (v) The D-M Shareholders own of record all
                  of the outstanding capital stock of D-M, as follows: Donohue - 350 shares of D-M Common Stock; Meehan - 350 shares of D-M Common Stock;

                             (h) Penton shall have received a letter addressed to it from Kirkland & Ellis, counsel for Pittway, dated the date of the Closing, based on customary reliance and subject to customary qualifications, to the effect that:

                                     (i) Pittway is a corporation existing and
                  in good standing under the laws of the State of Delaware and is duly qualified to conduct business as a foreign corporation in the State of Illinois.

                                     (ii) Pittway has duly taken all requisite
                  corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Pittway and, insofar as this Agreement purports to obligate Pittway to Penton, constitutes the valid, binding and enforceable obligation of Pittway; and

                             (i) D-M's cash and cash equivalents shall be in an amount sufficient, in the good faith estimate of the D-M Shareholders, to enable the Surviving Corporation to pay its liabilities and obligations as and when they would be paid in the Ordinary Course of Business of D-M at all times during the period of 120 days after the Effective Time while maintaining at all times during such period a cash and cash equivalents balance equal to the Unpaid Adjusted D-M Liabilities, without any capital contribution, loan, advance or other cash infusion from any other source (including without limitation from the collection of the Distributed D-M Accounts Receivable).

                  8.4 ADDITIONAL CONDITIONS TO OBLIGATION OF PITTWAY. The obligation of Pittway to effect the Spinoff is also subject to the following conditions:

                             (a) Penton, Combination Subsidiary, D-M and the D-M Shareholders shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it or them hereunder at or prior to the Spinoff;

                             (b) Penton shall have furnished to Pittway a certificate in which Penton shall certify that an appropriate inquiry has been made of the executive officers of Penton and Combination Subsidiary having principal responsibilities for the performance of the covenants of Penton and Combination Subsidiary set forth in this Agreement, and that after completion of such inquiry, Penton has no reason to believe that the condition relating to Penton and Combination Subsidiary set forth in Section 8.4(a) has not been fulfilled;

                             (c) the D-M Shareholders shall have furnished to Pittway a certificate in which each of the D-M Shareholders shall certify that an appropriate inquiry has been made of the executive officers of D-M having principal responsibilities for the performance of the covenants of D-M and of the

         D-M Shareholders related to D-M set forth in this Agreement, and that after completion of such inquiry, neither of the D-M Shareholders has any reason to believe that the condition relating to D-M and the D-M Shareholders set forth in Section 8.4(a) has not been fulfilled;

                             (d) Penton shall have furnished to Pittway (i) a copy of the text of the resolutions by which the corporate action on the part of Penton and Combination Subsidiary necessary to approve this Agreement was taken, (ii) a certificate executed on behalf of Penton and Combination Subsidiary by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to Pittway that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Penton and Combination Subsidiary by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying the signature and office of each officer of Penton or Combination Subsidiary executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

                             (e) Pittway shall have received a letter addressed to it from Jones, Day, Reavis & Pogue, ongoing counsel for Penton, dated the date of the Closing, based on customary reliance and subject to customary qualifications, to the effect that:

                                     (i) Penton is a corporation existing and in
                  good standing under the laws of the State of Delaware and is duly qualified to conduct business as a foreign corporation in the State of Ohio.

                                     (ii) Penton has duly taken all requisite
                  corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Penton and, insofar as this Agreement purports to obligate Penton to Pittway, constitutes the valid, binding and enforceable obligation of Penton;

                             (f) Pittway shall have received a letter addressed to it from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for D-M and the D-M Shareholders, dated the date of the Closing, based on customary reliance and subject to customary qualifications, to the effect that this Agreement has been duly executed and delivered by each of the D-M Shareholders and, insofar as this Agreement purports to obligate the D-M Shareholders to Pittway, constitutes a valid, binding and enforceable obligation of each of them;

                             (g) Thomas L. Kemp and Daniel J. Ramella shall each have resigned as an officer of Pittway and of any Post-Spinoff Pittway Subsidiaries;

                             (h) Thomas L. Kemp and Daniel J. Ramella shall have released Pittway from all obligations under the respective Employment Agreements in effect on the date hereof between them and Penton, including without limitation all obligations under the supplemental executive retirement plans provided for therein; and

                             (i) Penton shall have repaid its indebtedness to Pittway outstanding immediately prior to the time of the Spinoff.


                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                             (a) by mutual consent of a duly authorized officer of Penton, the D-M Shareholders and a duly authorized officer of Pittway; or

                             (b) by Penton, the D-M Shareholders or Pittway if the Merger shall not have been consummated by August 31, 1998; provided, however, that no Party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such Party or to any Affiliate of such Party.

                  9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of any Party or any Party's stockholders, officers or directors, except as set forth in Section 7.6 and the second to last paragraph of Section 7.1 and except that:

                                     (i) in the event Pittway declines to effect
                  the Spinoff for any reason other than the exercise of its rights under Sections 8.1, 8.4 and 9.1, or in the event Penton or Combination Subsidiary declines to effect the Merger for any reason other than the exercise of its rights under Sections 8.1, 8.3 and 9.1, Pittway shall reimburse the D-M Shareholders for their damages resulting therefrom (including but not limited to $250,000 plus all reasonable legal and other costs and expenses incurred by the D-M Shareholders in connection with this Agreement and the transactions contemplated hereby); and

                                     (ii) in the event either D-M Shareholder or
                  D-M declines to effect the Merger for any reason other than the exercise of his or its rights under Sections 8.1, 8.2 and 9.1, the D-M Shareholders shall reimburse Pittway, Penton and Combination Subsidiary for their damages resulting therefrom (including but not limited to all reasonable legal and other costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby); and

                                     (iii) in the event any Party terminates
                  this Agreement pursuant to Section 9.1(b) on account of non-satisfaction of a condition set forth in Section 8.1(e),(i) or (j) or the first clause of Section 8.1(k), Penton shall reimburse the D-M Shareholders for all reasonable legal and other costs and expenses incurred by the D-M Shareholders in connection with this Agreement and the transactions contemplated hereby.

                  9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the Parties.

                  9.4 WAIVER. At any time prior to the Effective Time, Penton may (a) extend the time for the performance of any of the obligations or other acts of Pittway, D-M or any D-M Shareholder or (b) waive compliance with any of the agreements of Pittway, D-M or any D-M Shareholder or with any conditions to the obligations of Penton, in each case only to the extent such obligations, agreements and conditions are intended for the benefit of Penton. At any time prior to the Effective Time, the D-M Shareholders may (a) extend the time for the performance of any of the obligations or other acts of Pittway, Penton or Combination Subsidiary or (b) waive compliance with any of the agreements of Pittway, Penton or Combination Subsidiary or with any conditions to the obligations of D-M and the D-M Shareholders, in each case only to the extent such obligations, agreements and conditions are intended for the benefit of D-M and the D-M Shareholders. At any time prior to the Effective Time, Pittway may
(a) extend the time for the performance of any of the obligations or other acts of Penton, Combination Subsidiary, D-M or either D-M Shareholder or (b) waive compliance with any of the agreements of Penton, Combination Subsidiary, D-M or either D-M Shareholder or with any conditions to the obligations of Pittway, in each case only to the extent such obligations, agreements and conditions are intended for the benefit of Pittway.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                  10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Penton contained in Article 3 and of Pittway contained in Article 5 shall survive the consummation of the Spinoff and the Merger (even if the Party or any of the Parties to which or to whom such representation or warranty is made knew or had reason to know of any misrepresentation or breach of warranty at the Effective Time) and shall continue in full force and effect until the third anniversary of the Effective Time; and each of the representations and warranties of the D-M Shareholders contained in Article 4 shall survive the consummation of the Spinoff and the Merger (even if the Party or any of the Parties to which or to whom such representation or warranty is made knew or had reason to know of any misrepresentation or breach of warranty at the Effective Time) and shall continue in full force and effect until the 20th day after the conclusion of the Second Reference Period (or, if such day is not a business day, the first business day thereafter); in each case, other than any representation and warranty relating to Taxes, each of which shall to the extent it relates to Taxes continue in full force and effect until 30 days after the applicable statute of limitations has expired.

                  10.2 PUBLIC STATEMENTS. Except as required by applicable law (including, without limitation, in any Schedule 13D of any D-M Shareholder, or amendment thereto, required by applicable law), no Party shall make or permit any Affiliate of such Party to make any public announcement or statement with respect to this Agreement, the Spinoff, the Merger or any of the other transactions contemplated herein without the approval of each other Party (for purposes of which, any approval given by the D-M Shareholders shall be deemed also given by D-M and any approval given by Penton shall be deemed also given by Combination Subsidiary), which approval will not be unreasonably withheld or delayed. It is expressly understood, however, that the Parties will issue a mutually agreed upon press release promptly following the execution and delivery of this Agreement and that Pittway shall have the right to make and permit public announcements and statements with respect to the Spinoff and the Merger without the approval of any other Party.

                  10.3 DESIGNATION OF D-M SHAREHOLDERS AS REPRESENTATIVE. D-M hereby designates the D-M Shareholders as its representative for all purposes under this Agreement, including without limitation the receipt of disclosures, the granting of all consents and waivers by D-M under this Agreement and the receiving of all notices given to D-M pursuant to this Agreement.

                  10.4 NOTICES. All notices and other communications hereunder shall be given to each of the Parties in all cases, shall be in writing, and shall be sufficiently given if made by hand delivery, by reputable express courier service (charges prepaid), by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified to the other Parties by it by like notice):

            if to Penton, Combination Subsidiary or the Surviving Corporation:

                    1100 Superior Avenue
                    Cleveland, OH  44114
                    Attention:  Thomas L. Kemp
                  with a copy to:

                             Jones, Day, Reavis & Pogue
                             Northpoint
                             901 Lakeside Avenue
                             Cleveland, Ohio  44114
                             Attention: Christopher M. Kelly

                  if to Pittway:

                             200 South Wacker Drive
                             Suite 700
                             Chicago, Illinois  60606-0808
                             Attention:  King Harris

                  with a copy to:

                             Kirkland & Ellis
                             200 E. Randolph Drive
                             Chicago, Illinois 60601
                             Attention: Brian D. Hogan

                  if to D-M or the D-M Shareholders prior to the Effective Time or to the D-M Shareholders after the Effective Time:

                             2700 River Road
                             Suite 418
                             Des Plaines, Illinois 60018

                  with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 W. Wacker Drive
                             Suite 2100
                             Chicago, Illinois 60606
                             Attention: Brian W. Duwe

                  All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business day after being deposited with a reputable express courier service (charges prepaid); five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged (by a telecopy machine or otherwise), if telecopied.

                  10.5 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and "hereunder", and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires and the singular shall include the plural and the plural the singular if the context requires.

                  10.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall negotiate in good faith to modify this Agreement to preserve each Party's anticipated benefits under this Agreement.

                  10.7 DISPUTES.

                             (a) In the event any dispute between or among any Parties shall arise relating to this Agreement or the transactions contemplated hereby, such Parties shall use their reasonable good faith efforts to resolve such dispute. At the request of any such Party, the other Party or Parties to the dispute shall provide such Party with written notice describing in reasonable detail the nature of such dispute and such other Party's or Parties' proposed resolution of such dispute. If and to the extent that such dispute is not resolved to the mutual satisfaction of all Parties thereto within 45 days of the delivery of such notice, the Parties thereto agree to resolve such dispute pursuant to Section 10.7(b).

                             (b) Any Party may submit to arbitration any
         disputed matter which may arise relating to this Agreement or the transactions contemplated hereby which remains unresolved after the Parties to such dispute have fulfilled their obligations under Section 10.7(a). The arbitration procedure set forth in this Section 10.7(b) shall be the sole and exclusive method for resolving any such remaining disputed matter and no Party to such dispute shall commence any litigation on the basis of any such remaining disputed matter except litigation to enforce a decision made by the arbitrators selected in accordance with this Section 10.7(b). In each case in which it shall become necessary to resort to arbitration, the Party or Parties desiring arbitration of a disputed matter (the "CLAIMANT(S)") shall give written notice to that effect to the other Party or Parties to such dispute (the "RESPONDENT(S)"), specifying in such notice the name and address of the person designated to act as arbitrator on behalf of the Claimant(s), which arbitrator shall be a competent and impartial person. Within ten (10) days after its or their receipt of such notice, the Respondent(s) shall give written notice to the Claimant(s) specifying the name and address of the person designated to act as arbitrator on behalf of the Respondent(s), which arbitrator shall be a competent and impartial person. If the Respondent(s) fail to notify the Claimant(s) of the person designated to act as arbitrator on behalf of the Respondent(s), as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such
         appointment. The arbitrators so chosen shall   meet within ten (10)
         days after the second arbitrator is appointed and if, within thirty
         (30) days after the second arbitrator is appointed, such two arbitrators shall not agree upon the resolution of the matter in dispute, they shall themselves appoint a third arbitrator, who shall be a competent and impartial person. In the event such two arbitrators are unable to agree upon such appointment within ten (10) days after the time aforesaid, then either the Claimant(s) or the Respondent(s), on behalf of both the Claimant(s) and the Respondent(s), may request such appointment by the American Arbitration Association in accordance with its rules then prevailing or in the event of the failure for ten
         (10) days, refusal or inability of the American Arbitration Association to appoint said third arbitrator, then either the Claimant(s) or the Respondent(s) may apply to the Chief Judge of the United States District Court for the Northern District of Illinois for the appointment of such third arbitrator, and the Respondent(s) or the Claimant(s), as the case may be, shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The decision of the arbitrators so chosen (or the majority decision of the arbitrators so chosen if three arbitrators are so chosen) shall, if practicable, be given within the period of thirty (30) days after the appointment of the final arbitrator and such decision shall in all cases be binding and conclusive upon the Parties. Unless otherwise determined by the decision of the arbitrators (or the majority decision of the arbitrators if three arbitrators are chosen): (i) each Party shall pay the fees and expenses of the one of the two original arbitrators appointed by such Party, or in whose stead as above provided such arbitrator was appointed; and (ii) the fees and expenses of the third arbitrator, if any, shall be borne equally by the Claimant(s) and the Respondent(s). All arbitration hereunder shall, unless otherwise agreed to by each of the Claimant(s) and Respondent(s), be conducted in Chicago, Illinois in accordance with the then-current rules of the American Arbitration Association. Anything herein contained to the contrary notwithstanding, the Parties to a disputed matter shall have the right to waive the provisions of this Section 10.7 calling for the appointment of two or three arbitrators, and by mutual agreement may select one arbitrator whose decision as to the disputed matter shall be binding and conclusive upon such Parties.

                  10.8 JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against any Party to enforce a decision made by the arbitrators selected in accordance with Section 10.7(b) or to enforce the obligations of any Party to resolve disputes pursuant to the arbitration procedure set forth in Section 10.7 shall be brought in state court in the State of Illinois, or in the United States District Court for the Northern District of Illinois, and each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that such Party may have, whether now or in the future, to the laying of venue in or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action or proceeding and further waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and each Party hereby submits to such jurisdiction. Each of the D-M Shareholders hereby further irrevocably consents to the service of process in any suit, action or proceeding with respect to this Agreement in any such court by the mailing thereof by Penton or Pittway by registered or certified mail, charges prepaid, to such D-M Shareholder at the then current address for notices to such D-M Shareholder pursuant to Section 10.4. Nothing herein shall in any way be deemed to limit the ability of Penton or Pittway to serve such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any D-M Shareholder in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  10.9 MISCELLANEOUS. The representations and warranties contained in this Agreement, in any Disclosure Letters, in any Exhibits attached hereto and in other documents and agreements executed in connection herewith are the sole and exclusive representations and warranties made by the Parties in connection herewith, and no other representation or warranty shall be implied hereunder or thereunder. This Agreement (together with the Confidentiality Agreement and all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the Parties, with respect to the subject matter hereof (including, without limitation, the Letter of Intent); (b) shall be binding upon the Parties and their respective heirs, executors, personal representatives, successors and assigns and shall inure to the benefit of the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns; (c) is not intended to confer upon any other Person any rights or remedies hereunder; (d) shall not be assigned by operation of law or otherwise except that this Agreement may be assigned by operation of law to the Surviving Corporation and, provided such corporation assumes all of the obligations of Pittway or Penton (as the case may be) hereunder, to any corporation with or into which Pittway or Penton may be merged; and (e) shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned has hereunto subscribed on this the date first written above.


                                         Penton Media, Inc.


Attest:
By: /s/ Preston L. Vice                  By: /s/ Thomas L. Kemp
   -----------------------------            -----------------------------
Its: Assistant Secretary                 Its: Chief Executive Officer
   -----------------------------            -----------------------------


                                         D-M Acquisition Corp.

Attest:
By: /s/ William Zermuehlein              By: /s/ Phil McCanna
   -----------------------------            -----------------------------
Its: Secretary                           Its: Vice President
   -----------------------------            -----------------------------


                                         Pittway Corporation


Attest:
By: /s/ William Zermuehlein              By: /s/ Edward J. Schwartz
   -----------------------------            -----------------------------
Its: Assistant Secretary                 Its: Vice President
   -----------------------------            -----------------------------


                                         Donohue Meehan Publishing Company


Attest:
By: /s/ John J. Meehan                   By: /s/ William C. Donohoe
   -----------------------------            -----------------------------
Its: Executive Vice President            Its: President
   -----------------------------            -----------------------------


                                         /s/ William C. Donohoe
                                         ---------------------------------
                                         William C. Donohue


                                         /s/ John J. Meehan
                                         ---------------------------------
                                         John J. Meehan